Exhibit 4.1

The New Home Company Inc.,

THE GUARANTORS from time to time party hereto,

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

INDENTURE

Dated as of October 28, 2020

7.250% Senior Notes Due 2025

TABLE OF CONTENTS

Rule 144A/Regulation S Appendix

Exhibit A – Form of Initial Security

Exhibit B – Form of Transferee Letter of Representation

Exhibit C – Form of Notation of Guarantee

INDENTURE dated as of October 28, 2020, among THE NEW HOME COMPANY INC., a Delaware corporation (the “Company”), the Guarantors (as hereinafter defined) that from time to time become parties to this Indenture and U.S. Bank National Association (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Initial Securities and any Additional Securities:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, whether or not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Company or any Restricted Subsidiary, (i) any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary or (ii) Indebtedness expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, in any case, whether or not such Indebtedness was incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Additional Assets” means any property or assets (other than Indebtedness and Equity Interests) to be used by the Company or any of its Restricted Subsidiaries in a Permitted Business.

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of Sections 4.04, 4.06 and 4.07, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean possession of the power, directly or indirectly, to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means with respect to a Security at any redemption date, the greater of (1) 1.00% of the principal amount of such Security and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Security on October 15, 2022 (such redemption price being described in paragraph 5 of the Securities, exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Security through October 15, 2022 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 0.50%, over (B) the principal amount of such Security on such redemption date. The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary or (2) the acquisition by the Company or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than an operating lease entered into in the ordinary course of business), assignment or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Company or any of its Restricted Subsidiaries (including any such disposition by means of a merger, consolidation or similar transaction). For purposes of this definition, the term “Asset Sale” shall not include:

(1)     transfers of cash or Cash Equivalents in the ordinary course of business;

(2)     transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01;

(3)     for purposes of Section 4.06 only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Company or its Restricted Subsidiaries) and Restricted Payments permitted under Section 4.04;

(4)     the creation or realization of any Permitted Lien;

(5)     transfers of assets or other transactions in the ordinary course of business, including dedications and other donations to governmental authorities, transfers, leases, sales, leasebacks and other dispositions of (x) real estate, homes, land (whether improved, unimproved, in single or multiple lots), lots, amenities or other improvements or any products, services or accounts receivable (y) Equity Interests of a Subsidiary, the assets of which consist primarily of amenities, improvements, products or services related to real estate, such as golf courses, and real estate underlying such amenities, improvements, products or services;

(6)     any exchange or swap of assets (including land swaps) of the Company or any of its Restricted Subsidiaries in the ordinary course of business for assets (including Equity Interests of any Person that is or will be a Restricted Subsidiary of the Company following receipt thereof) that (x) are to be used by the Company or any of its Restricted Subsidiaries in a Permitted Business and (y) have a Fair Market Value substantially equivalent to the Fair Market Value of the assets exchanged or swapped;

(7)     any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $5,000,000;

(8)     the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(9)     the disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(10)     the disposition of assets or property that are obsolete or that are no longer useful in the conduct of the business of the Company and/or any Restricted Subsidiaries (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of Senior Management, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(11)     an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(12)      licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

(13)     any conveyance of an interest in real property in the ordinary course of business and pursuant to arrangements customary in the homebuilding industry (other than pursuant to an incurrence of Indebtedness for borrowed money) to (i) any homeowners association or similar agency; (ii) any government or quasi-government agency; (iii) any utility company; or (iv) such entities or persons as are necessary to satisfy any condition of the entitlements for a project (including mapping, platting, development agreements, conditions of approval and conditional use permits);

(14)     the sale or other disposition of Equity Interests of an Unrestricted Subsidiary;

(15)     the settlement or early termination of any Permitted Bond Hedge Transaction and the settlement or early termination of any related Permitted Warrant Transaction; and

(16)     any sale of property or assets, to the extent the acquisition of such property or assets was financed with Excluded Contributions and the proceeds of such sale are used to make a Restricted Payment.

“Attributable Indebtedness”, when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any lease included in any such Sale and Leaseback Transaction; provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors (or a duly authorized committee thereof) of such Person, (ii) in the case of any limited liability company, the managing member or members or any controlling committee of managing members thereof or board of directors (or a duly authorized committee thereof) of such Person, as the case may be, (iii) in the case of any partnership, the board of directors (or a duly authorized committee thereof) of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capitalized Lease” means an obligation required to be capitalized for financial reporting purposes in accordance with GAAP and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date that such lease may be terminated without penalty; provided, however, that a lease shall not be treated as a Capitalized Lease, unless such lease would have been treated as a Capitalized Lease under GAAP as in effect prior to the adoption of ASU 2016-02, Leases (in which case such lease shall be treated as a Capitalized Lease).

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP at the time any determination thereof is to be made.

“Cash Equivalents” means (1) United States dollars; (2) marketable obligations with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (3) demand and time deposits and certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000 and the long-term debt of which is rated at the time of acquisition thereof at least “B” or the equivalent thereof by S&P or Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments; (4) commercial paper maturing no more than 180 days from the date of acquisition that is rated at least A-2 by S&P or at least P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments; (5) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (2) of this definition entered into with any commercial bank meeting the specifications of clause (3) of this definition; and (6) investments in any money market or other mutual fund which invest 95% or more of its assets in instruments of the types described in clauses (2) through (5) of this definition.

“CFC Subsidiary” means any Subsidiary which is either (1) a Foreign Subsidiary Holding Company or (2) a Controlled Foreign Corporation or any Subsidiary thereof.

“Change of Control” means the occurrence of any of the following:

(1)     any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in a single transaction or series of related transactions, by way of merger, consolidation or other business combination or purchase of “beneficial ownership” (as defined above) of more than 50% of the total voting power of the Voting Stock of (a) the Company or (b) any of the Company’s direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets) as a result of which such person or group becomes the direct or indirect “beneficial owner” of more than 50% of the total voting power of the Voting Stock of the Company; provided, however, that in the event that the Permitted Holders are deemed to constitute a “group” solely as a result of the existence of the Investor Rights Agreement, as in effect on the Issue Date, and such “group” becomes, directly or indirectly, in a single transaction or series of related transactions, by way of merger, consolidation or other business combination or purchase or otherwise, the “beneficial owner” (as defined above) of more than 50% but not more than 55% of the total voting power of such Voting Stock, a Change of Control pursuant to this clause (1) shall be deemed not to have occurred solely as a result of such development so long as, after giving effect to such development, Persons referred to in clauses (1), (2) and (3) of the definition of “Permitted Holders” are the “beneficial owner” (as defined above) of more than 5% of the total voting power of such Voting Stock;

(2)     the stockholders of the Company adopt a plan or proposal for liquidation or dissolution of the Company; or

(3)     the sale, assignment, conveyance, transfer, lease or other disposition (including by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Consolidated Amortization Expense” for any period means the amortization expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of EBITDA during the most recent four consecutive full fiscal quarters for which internal financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition, EBITDA and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)     the incurrence of any Indebtedness, the inclusion of any Indebtedness on the balance sheet or the issuance of any preferred stock, in each case of the Company or any Restricted Subsidiary or the issuance of any other Equity Interests of the Company (and, in each case, the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate that is controlled by the Company or any Restricted Subsidiary (collectively, “repayment”) of other Indebtedness or redemption of other preferred stock or Equity Interests (other than the incurrence or repayment of Indebtedness pursuant to any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitments terminated and not replaced) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period;

(2)     any Asset Sale, Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any EBITDA (including any pro forma expense and cost reductions calculated on a good faith basis by the Company associated with any such Asset Acquisition), merger, or consolidation occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; and

(3)     the EBITDA and the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP shall be excluded, but only to the extent that the obligations giving rise to the Consolidated Interest Expense will not be obligations of such Person or any of its Restricted Subsidiaries following the Transaction Date.

If the Company or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person (other than a Restricted Subsidiary, in the case of the Company, or the Company or another Restricted Subsidiary, in the case of a Restricted Subsidiary), the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

If since the beginning of the Four-Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have incurred any Indebtedness or discharged any Indebtedness or made any Asset Sale or disposition or any Asset Acquisition that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Incurred for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company. Any pro forma calculations made pursuant to this definition may include adjustments appropriate, in the reasonable determination of the Company, to reflect in the case of any pro forma event, the effect of reasonably identifiable and quantifiable run-rate cost savings and operating expense reductions that have been realized or are reasonably expected to be realized within 12 months of the date of such pro forma event (calculated on a pro forma basis as though such cost savings and operating expense reductions had been realized on the first day of such period).

In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(1)     interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

(2)     if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)     notwithstanding the immediately preceding clauses (1) and (2), interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

In making any pro forma calculation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of determination (other than any Indebtedness incurred under such Credit Facility in connection with the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio) will be deemed to be:

(i)     the average daily balance of such Indebtedness during such Four-Quarter Period or such shorter period for which such Credit Facility was outstanding; or

(ii)     if such Credit Facility was created after the end of such Four-Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such determination.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Intangible Assets” means all goodwill, patents, trademarks, service marks, trade names, copyrights, and all other items which would be treated as intangibles on the consolidated balance sheet of a Person and its Subsidiaries that are Restricted Subsidiaries prepared in accordance with GAAP.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

(1)     interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a Capitalized Lease,

(2)     commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3)     the net costs associated with Hedging Obligations (including amortization of fees),

(4)     amortization of debt issuance costs, debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) or premium and other financing fees and expenses; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense,

(5)     the interest portion of any deferred payment obligations,

(6)     all other non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instrument pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense,

(7)     the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Company or any preferred stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any preferred stock held by the Company or a Wholly Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company and the Restricted Subsidiaries, expressed as a decimal,

(8)     all interest payable with respect to discontinued operations,

(9)     all interest on any Indebtedness of any other Person (other than a Restricted Subsidiary, in the case of the Company, or the Company or another Restricted Subsidiary, in the case of a Restricted Subsidiary) guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or one of its Restricted Subsidiaries (other than Liens on Equity Interests in any such other Person to the extent that such Liens secure Indebtedness of such other Person owing to lenders who have also been granted Liens on assets of such other Person to secure such Indebtedness), and

(10)     the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness incurred by such plan or trust.

“Consolidated Interest Incurred” for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period (including interest capitalized with respect to discontinued operations).

“Consolidated Net Income” for any period means the net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)     the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Company or any of its Restricted Subsidiaries during such period or such loss has been funded with cash or assets of the Company or any Restricted Subsidiary;

(2)     solely for the purpose of determining the amount available for Restricted Payments pursuant to Section 4.04(a)(3)(A), the net income of any Restricted Subsidiary of such Person during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(3)     for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Company by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(4)     except to the extent includible in the Consolidated Net Income of the Company pursuant to clause (1) of this definition, the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary;

(5)     any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness or early termination of Hedging Obligations or other derivative instruments, of the Company or any Restricted Subsidiary or (b) any Asset Sale by the Company or any Restricted Subsidiary;

(6)     any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Company or any Restricted Subsidiary during such period;

(7)     any net income or loss included in the consolidated statement of operations with respect to noncontrolling interests due to the application of Accounting Standards Codification Topic 810, Consolidation; and

(8)     the cumulative effect of a change in accounting principles.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to Section 4.04(a)(3)(D) or decreased the amount of Investments outstanding pursuant to clause (17) of the definition of “Permitted Investments” shall be excluded in calculating Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Net Worth” means, as of any date of determination, the total stockholders’ equity of the Company and its Restricted Subsidiaries, as shown on the consolidated balance sheet of such Person for the most recently ended fiscal quarter for which internal financial statements prepared in accordance with GAAP are available.

“Consolidated Tangible Assets” means, as of any date of determination, the total amount of assets of a Person and its Subsidiaries that are Restricted Subsidiaries calculated in a manner consistent with the consolidated balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which internal financial statements prepared in accordance with GAAP are available, minus Consolidated Intangible Assets of such Person and its Subsidiaries that are Restricted Subsidiaries, with pro forma adjustment provisions in each case consistent with those contained in the definition of Consolidated Fixed Charge Coverage Ratio; provided that assets of Restricted Subsidiaries that are not Wholly-Owned Restricted Subsidiaries will be included in the above calculation only to the extent of the interest owned by the Company or a Restricted Subsidiary.

“Consolidated Tangible Net Worth” means, as of any date of determination, Consolidated Net Worth, minus the total book value of all Consolidated Intangible Assets, in each case as shown on the consolidated balance sheet of the Company for the most recently ended fiscal quarter for which internal financial statements prepared in accordance with GAAP are available.

“Controlled Foreign Corporation” means a Person that is a “controlled foreign corporation” as defined in Section 957(a) of the Code and regulations promulgated thereunder.

“Convertible Indebtedness” means Indebtedness of the Company (which may be guaranteed by the Guarantors) permitted to be incurred under the terms of this Indenture that is either (a) convertible or exchangeable into common stock of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Company and/or cash (in an amount determined by reference to the price of such common stock).

“Credit Facility” or “Credit Facilities” means one or more debt facilities (including the Revolving Credit Facility), commercial paper facilities or debt securities or other form of debt financing, in each case, with banks, institutional investors or other institutional lenders, other credit providers or trustees providing for revolving credit loans, term loans, project loans, receivables financings, bankers acceptances, letters of credit or issuances of debt securities, including any related notes, guarantees, collateral documents, instruments, indentures, documents and agreements executed in connection therewith and, in each case, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including increasing the amount loaned thereunder (provided that such additional Indebtedness is incurred in accordance with Section 4.03 or adding or substituting one or more parties thereto, and including one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is designated as “Designated Non-cash Consideration” pursuant to an Officers’ Certificate, setting forth the basis of such valuation.

“Directly Related Assets” means, with respect to any particular property, assets directly related thereto or derived therefrom, such as proceeds (including insurance proceeds), personal property, receivables, products, rents, and profits thereof and improvements and accessions thereto.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, (i) required to be redeemed by such Person, whether or not at the option of the holder thereof, (ii) convertible into or exchangeable for Indebtedness or Disqualified Equity Interests (excluding Equity Interests that are convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an incurrence of such Indebtedness or Disqualified Stock)); or (iii) mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case, on or prior to the date that is the earlier of 91 days after the final maturity date of the Securities or the date the Securities are no longer outstanding; provided, however, that any Equity Interests that would constitute Disqualified Equity Interests solely because of provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Company to redeem such Equity Interests upon the occurrence of a Change of Control Triggering Event or Asset Sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Equity Interests if the terms of such Equity Interests (and all such securities into which it is convertible or exchangeable or for which it is redeemable) provide that the Company or its Restricted Subsidiaries, as applicable, are not required to repurchase or redeem any such Equity Interests (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by the Company with Sections 4.09 and 4.06 and such repurchase or redemption complies with Section 4.04.

“Domestic Subsidiary” means any Subsidiary of the Company that is organized under the laws of the United States, any state of the United States or the District of Columbia or that guarantees or otherwise provides credit support for any Indebtedness of the Company or Guarantor.

“EBITDA” for any period means, without duplication, the sum of the amounts for such period of

(1)     Consolidated Net Income, plus

(2)     in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter or similar organizational document and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders, partners or members, as the case may be,

(a)     Consolidated Income Tax Expense,

(b)     Consolidated Amortization Expense,

(c)     Consolidated Depreciation Expense,

(d)     Consolidated Interest Expense,

(e)     all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge to the extent it represents or results in an accrual of a reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment) for such period,

(f)     any expenses or charges related to any Equity Offering of the Company, non-ordinary course Permitted Investments, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including the issuance of the Securities), including a refinancing thereof (whether or not successful) or the early extinguishment of such Indebtedness and any amendment or modification to the terms of any such transactions, and

(g)     any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations”, Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other”, Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets”, Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” (in each case, including any successor or replacement section or sections promulgated by the Financial Accounting Standards Board), in each case determined on a consolidated basis in accordance with GAAP, minus

(3)     the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period and if Consolidated Income Tax Expense is a benefit, the amount of such benefit.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person but excluding any debt securities convertible or exchangeable into such equity.

“Equity Offering” means a public or private equity offering or sale after the Issue Date of Qualified Equity Interests made for cash by the Company or any direct or indirect parent entity of the Company the proceeds of which are contributed to the Company other than (1) public offerings registered on Form S-4 or S-8 or (2) an issuance to any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means the aggregate net cash proceeds and/or Fair Market Value of marketable securities or the Fair Market Value of any assets to be used in a Permitted Business or Equity Interests of a Person engaged in a Permitted Business (provided that such Person becomes a Restricted Subsidiary of the Company or such Person is merged or consolidated into the Company or any of the Restricted Subsidiaries) received by the Company either (i) as contributions to the common equity of the Company after the Issue Date or (ii) received by the Company from the issuance and sale (other than to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust) of Qualified Equity Interests after the Issue Date, in each case designated as Excluded Contributions by an Officers’ Certificate of the Company on or prior to the date such contributions were made, and in each case, that are excluded from the calculation set forth in Section 4.04(a)(3).

“Existing Notes” means the 7.250% Senior Notes due 2022 issued and outstanding under that certain indenture, dated as of March 17, 2017, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as is determined in good faith by Senior Management of the Company; provided that if the fair market value exceeds $20,000,000, such determination shall be made in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“Foreign Subsidiary Holding Company” means a Domestic Subsidiary that has no material assets other than equity (or equity and debt) of one or more Controlled Foreign Corporations.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date. Unless otherwise specified, all ratios and computations contained in this Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained herein.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “guarantee”, when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means each Restricted Subsidiary of the Company (other than any CFC Subsidiary) in existence on the Issue Date and each other Person that is required to become a Guarantor by the terms of this Indenture, in each case, until such Person is released from its Security Guarantee.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

“Holder” means any registered holder, from time to time, of the Securities.

“Housing Unit” means a detached or attached home (including a townhouse or condominium) owned by the Company or a Subsidiary of the Company (i) which is completed or for which there has been a start of construction and (ii) which has been or is being constructed on any real estate which immediately prior to the start of construction constituted a Lot.

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary that has a Net Worth less than $1,000,000; provided that, irrespective of the foregoing, a Subsidiary shall not be considered to be an Immaterial Subsidiary if it guarantees or otherwise provides any credit support for any Indebtedness of the Company or any Guarantor.

“incur” means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Company or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1)     all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)     all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)     all obligations of such Person in respect of letters of credit, letters of guarantee, bankers’ acceptances or other similar instruments (or reimbursement obligations with respect thereto);

(4)     all obligations of such Person to pay the deferred and unpaid purchase price of property or services (including earn-out obligations or similar profit sharing obligations or other post-closing payment obligations), except (a) trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services, (b) any earn-out obligation or similar profit sharing obligation or other post-closing payment obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (c) any lot option obligation or land bank arrangement entered into in the ordinary course of business;

(5)     the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interests or, with respect to any Non-Guarantor Subsidiary, any preferred stock (but excluding, in each case, any accrued dividends);

(6)     all Capitalized Lease Obligations of such Person;

(7)     all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)     all Indebtedness of others guaranteed by such Person to the extent of such guarantee (whether or not such items would appear on the balance sheet of such Person in accordance with GAAP); provided that Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or its Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis; provided further that the amount of the Indebtedness of a person (“credit enhancer”) that provides loan to value credit enhancement (“LTV Agreement”) for the Indebtedness of another person (the “primary obligor”) shall be: (a) zero, in the case of an LTV Agreement until the credit enhancer shall have to make a payment in respect of such LTV Agreement, and the amount of such payments thereafter, and (b) zero, in the case of any full repayment guarantee until the credit enhancer shall have to make a payment in respect of such full repayment guarantee, and thereafter the maximum amount of such payments that could be made thereunder;

(9)     all Attributable Indebtedness;

(10)     net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligations that would be payable by such Person at such time); and

(11)     all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding definition that would not appear as a liability on the balance sheet of such Person if:

(1)     such Indebtedness is the obligation of a partnership that is not a Restricted Subsidiary;

(2)     such Person or a Restricted Subsidiary of such Person is a general partner of such partnership (a “General Partner”); and

(3)     there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)     the lesser of (i) the net assets of the General Partner as of the most-recent completed fiscal quarter for which internal financial statements are available to the Company and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)     if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

Notwithstanding the foregoing, the following shall not be considered Indebtedness:

(a)     accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business;

(b)     obligations in respect of district improvement bonds pertaining to roads, sewers and other infrastructure; and

(c)     completion guarantees, environmental indemnities, indemnities for fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds, waste and mechanics liens, similar customary “bad-boy” guarantees, including bankruptcy and similar events entered into in the ordinary course of business, except to the extent of any liability under GAAP.

Notwithstanding the foregoing, the amount of any Indebtedness outstanding as of any date shall (i) be the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) include any interest (or in the case of preferred stock, dividends) thereon that is more than 30 days past due. Except to the extent provided in the preceding sentence, the amount of any Indebtedness that is convertible into or exchangeable for Equity Interests of the Company outstanding as of any date shall be deemed to be equal to the principal and premium, if any, in respect of such Indebtedness, notwithstanding the provisions of GAAP (including Accounting Standards Codification Topic 470-20, Debt-Debt with Conversion and Other Options). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above in this definition, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7) of this definition, the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. However, in the case of any loan to value maintenance agreement (or similar agreement) by which the Company or any Restricted Subsidiary agrees to maintain for a joint venture a maximum ratio of indebtedness outstanding to value of collateral property, only amounts owing by the Company or the Restricted Subsidiary (or which would be owing upon demand of the lender) at such date under such agreements will be included in Indebtedness.

“Indebtedness to Tangible Net Worth Ratio” means, with respect to any date of determination, the ratio of (i) total consolidated Indebtedness of the Company and its Restricted Subsidiaries to (ii) the Consolidated Tangible Net Worth of the Company, in each case, as of the end of the Company’s most recently ended fiscal quarter for which internal financial statements prepared in accordance with GAAP are available immediately preceding the date of the transaction giving rise to the need to calculate the Indebtedness to Tangible Net Worth Ratio. The Indebtedness to Tangible Net Worth Ratio shall be calculated on a pro forma basis consistent with the pro forma adjustments set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates; provided, however, that the prior rendering of service to the Company or an Affiliate of the Company shall not, by itself, disqualify the advisor.

“Initial Securities” means $250,000,000 aggregate principal amount of 7.250% Senior Notes due 2025 issued on the Issue Date.

“interest” means, with respect to the Securities, interest on the Securities.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any other equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“Investments” of any Person means, without duplication:

(1)     all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)     all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3)     all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(4)     the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of any Investment pursuant to clause (4) of this definition shall be the Designation Amount determined in accordance with Section 4.10. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary, or any Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition or other issuance, such Person is no longer a Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale, other disposition or other issuance equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold, disposed of or issued, which amount shall be determined by the Board of Directors of the Company. The amount of any Investment by a person (“credit enhancer”) that provides loan to value credit enhancement (“LTV Agreement”) for the Indebtedness of another person (the “primary obligor”) shall be: (a) zero, in the case of an LTV Agreement until the credit enhancer shall have to make a payment in respect of such LTV Agreement, and the amount of such payments thereafter, and (b) zero, in the case of any full repayment guarantee until the credit enhancer shall have to make a payment in respect of such full repayment guarantee, and thereafter the maximum amount of such payments that could be made thereunder. Notwithstanding the foregoing, redemptions of Equity Interests of the Company shall be deemed not to be Investments.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of February 5, 2014, among the Company, TNHC Partners LLC, IHP Capital Partners VI, LLC, WATT/TNHC LLC, TCN/TNHC LP, H. Lawrence Webb, Wayne J. Stelmar, Joseph D. Davis and Thomas Redwitz, as amended by Amendment No. 1, dated as of May 22, 2018, and Amendment No. 2, dated as of May 6, 2020.

“Issue Date” means October 28, 2020.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, preference, lease, easement, restriction, covenant, charge, security interest, priority or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, or sale/leaseback, any option or other agreement to sell or give a security interest in, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Limited Condition Acquisition” means any acquisition or other Investment, including by way of merger, amalgamation or consolidation, by the Company or one or more of the Restricted Subsidiaries, with respect to which the Company or such Restricted Subsidiaries have entered into an agreement or are otherwise contractually committed to consummate and the consummation of which is not expressly conditioned upon the availability of, or on obtaining, financing from a third party non-Affiliate.

“Lots” means all land owned by the Company or a Subsidiary of the Company which is zoned by the applicable governmental authority having jurisdiction for construction and use as Housing Units.

“Model Home Unit” means a completed Housing Unit to be used as a model home in connection with the sale of Housing Units in a residential housing project.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other non-cash form), net of:

(1)     brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2)     provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)     amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon in accordance with the terms thereof (other than pursuant to the last sentence of Section 4.06(c));

(4)     payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5)     appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Net Worth” means, at any date as to each Subsidiary, (1) all stockholders’ equity of such Subsidiary, minus (2) all loans or advances made by such Subsidiary to the Company or any Guarantor and outstanding at such date, all as determined on a consolidated basis in accordance with GAAP.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Guarantor.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and Directly Related Assets and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 365 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness that is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse for (a) environmental warranties or indemnities, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics liens or (c) similar customary “bad-boy” guarantees, including bankruptcy and similar events.

“Obligations” means with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering” means the offering and sale of the Initial Securities, substantially as described in the Offering Memorandum.

“Offering Memorandum” means the final offering memorandum dated October 14, 2020 for the sale of the Initial Securities by the Company.

“Officer” of any Person means any of the following of such Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” of any Person means a certificate signed by two Officers of such Person and that is provided to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“PAPA” means an arrangement, which may be unsecured or secured by a Lien granted in conjunction with purchase contracts for the purchase of real estate, and which provides for future payments due to the sellers of such real estate which future payments may be made at the time of the sale of such real estate (or parts thereof, including the sale of homes) and which may be contingent on the sale price of such real estate (or parts thereof, including the sales price of homes), which arrangement may include (1) adjustments to the land purchase price, (2) profit, price and premium participations, (3) community marketing fees and community enhancement fees and (4) reimbursable costs paid by the land developer.

“Pari Passu Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks equally in right of payment with the Securities or the Security Guarantee of such Guarantor, as applicable (without giving effect to collateral arrangements).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock purchased by the Company in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Company from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Business” means any business that is the same as, or reasonably related, ancillary or complementary to, or a reasonable extension of, any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, including the provision of mortgage financing or title insurance.

“Permitted Holders” means

(1)     each of H. Lawrence Webb, Wayne Stelmar, Joseph Davis, Thomas Redwitz and any family member of the foregoing,

(2)      any trust having as its majority beneficiaries one or more of the Persons referred to in clause (1) of this definition,

(3)      any corporation, limited liability companies or other entities more than 50% of the issued and outstanding equity interests of which are held, directly or indirectly, by any of the Persons referred to in clause (1) or (2) of this definition,

(4)     IHP Capital Partners VI, LLC and any Affiliate thereof and

(5)     any “group” within the meaning of Section 13(d)(3) of the Exchange Act, consisting exclusively of the foregoing.

“Permitted Investment” means:

(1)     Investments by the Company or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that is engaged in a Permitted Business that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

(2)     Investments by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Permitted Business at any time outstanding not to exceed the greater of (x) $15,000,000 and (y) 3.0% of Consolidated Tangible Assets;

(3)     Investments in the Company by any Restricted Subsidiary;

(4)     loans and advances to directors, officers and employees of the Company and the Restricted Subsidiaries in the ordinary course of business not to exceed $2,000,000 at any one time outstanding (without giving effect to the forgiveness of any such loan);

(5)     Hedging Obligations incurred pursuant to Section 4.03(b)(4);

(6)     cash or Cash Equivalents;

(7)     receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(8)     any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement, including foreclosure, perfection or enforcement of any Lien, upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(9)     Investments made by the Company or any Restricted Subsidiary as a result of non-cash consideration received in connection with an Asset Sale made in compliance with Section 4.06;

(10)     insurance, lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business;

(11)     Investments in existence on the Issue Date and any extension, modification or renewal of such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the appreciation, accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(12)     guarantees issued in accordance with Section 4.03 (other than Section 4.03(b)(16));

(13)     obligations (but not payments thereon) with respect to homeowners association obligations, community facility district bonds, metro district bonds, Mello-Roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(14)     guarantee obligations, including completion guarantee or indemnification obligations, including (a) environmental warranties or indemnities, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds, waste and mechanics liens or (c) similar customary “bad-boy” guarantees, including bankruptcy and similar events (other than for the payment of borrowed money), entered into in the ordinary course of business and incurred for the benefit of any adjoining (or common masterplan) landowner, land developer, lender, seller of real property or municipal government authority (or enterprises thereof) or utility in connection with the acquisition, construction, subdivision, entitlement or development of real property;

(15)     guarantee and indemnification obligations arising in connection with surety bonds and supporting letters of credit issued in the ordinary course of business;

(16)     Investments (other than those described in clause (2) of this definition) made for consideration consisting solely of Qualified Equity Interests of the Company; provided, however, that the net cash proceeds from such issuance of Qualified Equity Interests will be excluded from Section 4.04(a)(3)(A);

(17)     any Investment in an Unrestricted Subsidiary which, together with any other outstanding Investment made pursuant to this clause (17), does not exceed the greater of (x) $10,000,000 and (y) 2.5% of Consolidated Tangible Assets at the time of such Investment;

(18)     Permitted Bond Hedge Transactions which constitute Investments;

(19)     any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 4.07(b) (other than clauses (2), (3), (4), (5), (7), (8), (9) or (10) thereof);

(20)     any Investment in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements in the ordinary course of business; and

(21)     Investments in joint ventures engaged in a Permitted Business or other Investments, in each case having an aggregate Fair Market Value (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (21) that are at the time outstanding, not to exceed 15.0% of Consolidated Tangible Assets.

The amount of Investments outstanding at any time pursuant to clause (21) above shall be deemed to be reduced:

(a)     upon the disposition or repayment of or return on any Investment made pursuant to clause (21) above, by an amount equal to the return of capital and/or distributions not to exceed the Investment in the joint venture with respect to such Investment to the Company or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), minus the cost of the disposition of such Investment and net of taxes; and

(b)     upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Company’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (21) above.

“Permitted Liens” means the following types of Liens:

(1)     Liens securing Permitted Indebtedness incurred pursuant to, and outstanding under, clause (1) of Section 4.03(b);

(2)     (a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental or quasi-governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)     Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(4)     Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or other goods;

(5)     Liens securing reimbursement obligations with respect to commercial letters of credit issued pursuant to the request of such Person in the ordinary course of its business;

(6)     Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff;

(7)     bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(8)     leases or subleases, licenses or sublicenses, (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary;

(9)     Liens arising from filing Uniform Commercial Code financing statements regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(10)     Liens securing all of the Securities and Liens securing any Security Guarantee with respect to all of the Securities ;

(11)     Liens in favor of the Trustee under and as permitted by this Indenture;

(12)     Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date (other than Liens permitted under clause (1) of this definition);

(13)     Liens in favor of the Company or any Restricted Subsidiary;

(14)     Liens securing Non-Recourse Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under this Indenture; provided that such Liens apply only to (a) the property financed out of the net proceeds of such Non-Recourse Indebtedness within 365 days after the incurrence of such Non-Recourse Indebtedness and (b) Directly Related Assets;

(15)     Liens securing Purchase Money Indebtedness (and any Refinancing Indebtedness incurred in respect thereof) permitted to be incurred pursuant to Section 4.03(b)(7); provided that such Liens do not extend to any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets;

(16)     Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than Directly Related Assets) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness; provided, further that such Liens were not incurred in connection with or in contemplation or anticipation of the acquisition of such Person by the Company or any Restricted Subsidiary;

(17)     Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided that such Liens may not extend to any other assets owned by the Company or any Restricted Subsidiary;

(18)     Liens to secure Attributable Indebtedness permitted to be incurred under this Indenture; provided that any such Lien shall not extend to or cover any assets of the Company or any Restricted Subsidiary other than (a) the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred and (b) Directly Related Assets;

(19)     Liens to secure guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness or other obligations incurred by any joint venture engaged in a Permitted Business to the extent that such guarantees were permitted to be Incurred pursuant to Section 4.03(b)(16); provided that such Liens do not extend to any assets of the Company or any Restricted Subsidiary other than (x) the assets of such joint venture or (y) the equity interests in such joint venture to the extent that such Liens secure Indebtedness of such joint venture owing to lenders who have also been granted Liens on assets of such joint venture;

(20)     Liens to secure Refinancing Indebtedness that is incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, any Indebtedness that was previously so secured pursuant to clauses (10), (12), (16), (17), (18) and (20) of this definition; provided that in each case such Liens do not extend to any additional assets than those that secured the Indebtedness being refinanced (other than Directly Related Assets);

(21)     attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

(22)     easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations, assessment district or similar Liens in connection with municipal or special district financing, agreements with adjoining landowners or state or local government authorities, quasi-governmental entities or utilities and other similar charges or encumbrances incurred in the ordinary course of business and which do not, in the aggregate, materially interfere with the ordinary course of business of the Company and its Subsidiaries;

(23)     zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company and its Subsidiaries or the value of such real property for the purpose of such business;

(24)     Liens on Equity Interests in an Unrestricted Subsidiary to the extent that such Liens secure Indebtedness of such Unrestricted Subsidiary;

(25)     assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease of property leased by the Company or any of its Restricted Subsidiaries, in each case with respect to the property so leased, and customary Liens and rights reserved in any lease for rent or for compliance with the terms of such lease;

(26)     Licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any Restricted Subsidiary;

(27)     Liens securing Indebtedness (other than in respect of Indebtedness for borrowed money) consisting of obligations incurred in the ordinary course of business with respect to (i) homeowners or master association obligations; (ii) surety bonds and supporting letters of credit; (iii) payments due in respect of community facility district, metro-district, Mello-Roos, subdivision improvement and similar bonding requirements, local improvement and other similar financing and assessment districts; or (iv) bond financings of political subdivisions or enterprises thereof;

(28)     Liens securing Hedging Obligations that are incurred in the ordinary course of business (and not for speculative purposes);

(29)     Liens securing obligations of the Company or any Restricted Subsidiary to any third party in connection with PAPAs, any option, repurchase right or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Company or any Restricted Subsidiary and joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) of the Company or any Restricted Subsidiary and property belonging to such third parties, in each case entered into in the ordinary course of business; provided that such Liens do not at any time encumber any property, other than the property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) related to such obligations and the proceeds and products thereof;

(30)     Liens incurred or deposits related to earnest money obligations or made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds and supporting letters of credit, development obligations, progress payments, government contracts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case incurred in the ordinary course of business of the Company and its Subsidiaries;

(31)     Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business;

(32)     any option, contract or other agreement to sell an asset (including rights of first refusal and rights of first offer); provided that such sale is not otherwise prohibited under this Indenture;

(33)     Liens on Model Home Units and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom; and

(34)     Liens securing Indebtedness; provided that the principal amount of such Indebtedness secured pursuant to this clause (34) together with all other Indebtedness then outstanding and incurred under this clause (34) does not exceed the greater of $25,000,000 and 4.0% of Consolidated Tangible Assets at the time of incurrence.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s common stock sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.

“principal” means, with respect to the Securities, the principal of, and premium, if any, on the Securities.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the

Company or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs), (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets and (3) such Indebtedness shall be incurred within 365 days after such acquisition of such asset by the Company or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” means Equity Interests of such Person other than Disqualified Equity Interests; provided, however, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of any Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Company.

“Qualified Rating” means a rating equal to or higher than Ba3 (Stable) (or the equivalent) and BB- (Stable) (or the equivalent) by each of Moody’s (or any successor to the rating agency business thereof) and S&P (or any successor to the rating agency business thereof), respectively.

“Rating Agency” means each of S&P and Moody’s or, if S&P or Moody’s or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Event” means the Securities do not have Qualified Ratings on any date during the period commencing 60 days prior to the first public announcement of an arrangement that could result in the occurrence of a Change of Control or the intentions of the Company to effect a Change of Control and ending 60 days following the consummation of such Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any Rating Agency).

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to refund, replace, renew, extend, redeem or refinance in whole or in part, or constituting an amendment to, any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or incurred in compliance with this Indenture (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness or, if such Refinancing Indebtedness refinances Indebtedness under a revolving Credit Facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving Credit Facility or other agreement (plus, in each case, the amount of any premium paid (including reasonable tender premiums, as determined in good faith by Senior Management of the Company), defeasance or discharge costs, accrued and unpaid interest and the amount of expenses incurred by the Company or any Restricted Subsidiary in connection with such repayment or amendment); provided that:

(1)     if the Refinanced Indebtedness was subordinated in right of payment to the Securities or the Security Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly subordinated in right of payment to the Securities or the Security Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness and if the Refinanced Indebtedness was pari passu with the Securities or the Security Guarantees, as the case may be, then the Refinancing Indebtedness ranks pari passu with, or is expressly subordinated in right of payment to, the Securities or the Security Guarantees, as the case may be;

(2)     the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended (in the event that the maturity date of the Refinanced Indebtedness is earlier than the Securities) or (b) at least 91 days after the maturity date of the Securities (in the event the maturity date of the Refinanced Indebtedness is later than the Securities);

(3)     the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Securities has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Securities; and

(4)     Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Guarantor.

“Restricted Payment” means any of the following:

(1)     the declaration or payment of any dividend or any other distribution (whether made in cash, securities or other property) on or in respect of Equity Interests of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2)     the redemption, purchase, retirement, defeasance or other acquisition for value of any Equity Interests of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Company, but excluding any such Equity Interests held by the Company or any Restricted Subsidiary;

(3)     any Investment other than a Permitted Investment; or

any payment on or with respect to, or purchase, repurchase, defeasance, redemption or other acquisition or retirement for value of, any Subordinated Indebtedness of the Company or any Guarantor (excluding any intercompany Indebtedness between or among the Company and any Guarantor), except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) the purchase, repurchase, defeasance, redemption or other acquisition or retirement of any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at the Stated Maturity thereof, in each case due within one year of the date of purchase, repurchase, defeasance, redemption or other acquisition or retirement.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Revolving Credit Facility” means (i) prior to the Revolving Credit Facility Refinancing (as defined in the Offering Memorandum), the Amended and Restated Credit Agreement, dated as of May 10, 2016, among the Company, U.S. Bank National Association d/b/a Housing Capital Company, as administrative agent, lead arranger and book manager, U.S. Bank National Association d/b/a Housing Capital Company, as a lender and LC issuer, and the other lenders from time to time party thereto, as amended by the Third Modification Agreement, dated as of June 26, 2020, and (ii) on and after the Revolving Credit Facility Refinancing, the credit agreement governing the new senior unsecured credit facility that would be established in such Revolving Credit Facility Refinancing.

“Sale and Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Restricted Subsidiaries) and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the (1) Initial Securities and (2) the Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Guarantee” means the guarantee of the Securities executed by each Guarantor and the notation thereof executed pursuant to the provisions of this Indenture.

“Senior Management” means the chief executive officer and the chief financial officer of the Company.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.01(7) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global Inc., or any successor to its debt rating business.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Securities or the Security Guarantees, respectively.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (2) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2) of this definition, at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Company.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of U.S. Treasury securities with a constant maturity (as determined in good faith by the Company from publicly available market data) most nearly equal to the period from the redemption date to October 15, 2022; provided, however, that if the period from the redemption date to October 15, 2022 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to October 15, 2022 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in accordance with Section 4.10 and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Company or through one or more Wholly Owned Restricted Subsidiaries.

SECTION 1.02.     Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07(a)
“Asset Sale Offer”	4.06(c)
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.09(b)
“covenant defeasance option”	8.01(b)
“Custodian”	6.01
“Designation”	4.10
“Designation Amount”	4.10
“Event of Default”	6.01
“Excess Proceeds”	4.06(c)
“Guaranteed Obligations”	10.01
“legal defeasance option”	8.01(b)
“Paying Agent”	2.03
“Permitted Indebtedness”	4.03(b)
“Ratio Exception”	4.03(a)
“Redesignation”	4.10
“Registrar”	2.03
“Reinstatement Date”	4.08(b)
“Restricted Payments Basket”	4.04(a)(3)
“Suspended Covenants”	4.08(a)(2)
“Suspension Date”	4.08(a)
“Successor”	5.01(a)(1)
“Triggering Lien”	4.11

SECTION 1.03.     No Qualification under the Trust Indenture Act.

This Indenture is not qualified under the TIA, and the provisions of the TIA that would otherwise be made part of this Indenture will not be included in this Indenture unless expressly included herein.

SECTION 1.04.     Rules of Construction.

Unless the context otherwise requires:

(1)     a term has the meaning assigned to it;

(2)     an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)     “or” is not exclusive;

(4)     “including” means including without limitation;

(5)     words in the singular include the plural and words in the plural include the singular;

(6)     Indebtedness shall not be considered subordinate in right of payment to any other Indebtedness solely by virtue of being unsecured, secured with a subset of the collateral securing such other Indebtedness or with different collateral, secured to a lesser extent or secured with lower priority, by virtue of structural subordination, by virtue of maturity date, order of payment or order of application of funds, or by virtue of not being guaranteed by all guarantors of such other Indebtedness, and any subordination in right of payment must be pursuant to a written agreement or instrument;

(7)     the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(8)     the principal amount of any preferred stock shall be (A) the maximum liquidation value of such preferred stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock, whichever is greater; and

(9)     all references to the date the Securities were originally issued shall refer to the Issue Date.

SECTION 1.05.     Limited Condition Acquisitions.

When calculating the availability under any threshold based on a dollar amount, percentage of Consolidated Tangible Assets or other financial measure (a “basket”) or ratio under this Indenture, in each case, in connection with a Limited Condition Acquisition, the date of determination of such basket or ratio and of any requirement that there be no Default or Event of Default may, at the option of the Company, be the date the definitive agreement(s) for such Limited Condition Acquisition is entered into. Any such ratio or basket shall be calculated on a pro forma basis, including with such adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definitions of Consolidated Fixed Charge Coverage Ratio, Indebtedness to Tangible Net Worth Ratio or Consolidated Tangible Assets, after giving effect to such Limited Condition Acquisition and other transactions related thereto (including any incurrence or issuance of Indebtedness or preferred stock and the use of proceeds thereof) as if they had been consummated at the beginning of the applicable period (in the case of EBITDA and Consolidated Interest Incurred), as of the date of determination (in the case of the Indebtedness to Tangible Net Worth Ratio) and at the end of the applicable period (in the case of Consolidated Tangible Assets) for purposes of determining the ability to consummate any such Limited Condition Acquisition and any such related transactions; provided that if the Company elects to make such determination as of the date of such definitive agreement(s), then (i) if any of such ratios are no longer complied with or baskets are exceeded as a result of fluctuations in such ratio or basket (including due to fluctuations in EBITDA, Consolidated Interest Incurred, Consolidated Net Income, Consolidated Tangible Assets or Consolidated Tangible Net Worth of the Company or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition and any such related transactions, such ratios or baskets will not be deemed to have been no longer complied with or exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition and such related transactions are permitted under this Indenture, (ii) such ratios or baskets shall not be tested at the time of consummation of such Limited Condition Acquisition and such related transactions, and (iii) during the period on and following the date of any such election by the Company with respect to a given Limited

Condition Acquisition and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement(s) for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, for purposes of determining whether any unrelated subsequent transaction (including, without limitation, the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any Investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Company, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary) is permitted under this Indenture, any applicable ratio or basket shall be required to be satisfied (i) on a pro forma basis as set forth in this Section 1.05, assuming such Limited Condition Acquisition and other related transactions (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Acquisition and other related transactions (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.

ARTICLE 2

THE SECURITIES

SECTION 2.01.     Form and Dating.

Provisions relating to the Initial Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”), which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A to the Appendix, which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

SECTION 2.02.     Execution and Authentication.

Two Officers shall sign the Securities for the Company by manual, facsimile or electronic signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $250,000,000 of 7.250% Senior Notes due 2025 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03.     Registrar and Paying Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Restricted Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.04.     Paying Agent To Hold Money in Trust.

Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any Default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.     Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06.     Transfer and Exchange.

The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. Without the prior consent of the Company, the Registrar is not required (1) to register the transfer of or exchange any Security selected for redemption, (2) to register the transfer of or exchange any Security for a period of 15 days before a selection of Securities to be redeemed or (3) to register the transfer or exchange of a Security between a record date and the next succeeding interest payment date.

SECTION 2.07.     Replacement Securities.

If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional Obligation of the Company.

SECTION 2.08.     Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.     Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10.     Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11.     Defaulted Interest.

If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12.     CUSIP Numbers, ISINs, etc.

The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13.     Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities from time to time under this Indenture, which Securities shall have identical terms and conditions as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance, the issue price, the first interest payment date and, in certain circumstances, the date from which interest will accrue. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)     the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities; and

(2)     the issue price, the date of issuance, the first interest payment date, the date from which interest will accrue and the CUSIP number of such Additional Securities; provided, however, that a separate CUSIP number will be issued for any Additional Securities unless the Securities and the Additional Securities are fungible for U.S. federal income tax purposes.

ARTICLE 3

REDEMPTION

SECTION 3.01.     Notices to Trustee.

If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

The Company shall give each notice to the Trustee provided for in this Section at least 20 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02.     Selection of Securities to Be Redeemed.

If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis (or, in the case of Securities in global form, in accordance with the applicable procedures of the Depositary), by lot or by such method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them that the Trustee selects shall be in principal amounts of $2,000 or any greater integral multiple of $1,000 thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03.     Notice of Redemption.

At least 15 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address (or otherwise deliver such notice in accordance with the applicable procedures of the Depositary), except that redemption notices may be mailed (or otherwise delivered in accordance with the applicable procedures of the Depositary) more than 60 days prior to the redemption date if the notice is issued in connection with a satisfaction and discharge of this Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of this Indenture.

The notice shall identify the Securities to be redeemed and shall state:

(1)     the redemption date;

(2)     the redemption price;

(3)     the name and address of the Paying Agent;

(4)     that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)     if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)     that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)      the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;

(8)      that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities; and

(9)    if the notice of redemption is subject to one or more conditions precedent as provided in Section 3.04, the information required to be stated in such notice by Section 3.04.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.04.     Effect of Notice of Redemption.

Once notice of redemption is mailed (or otherwise delivered in accordance with the applicable procedures of the Depositary), Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction. If a redemption notice is subject to satisfaction of one or more conditions precedent, (1) such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered) as any or all such conditions shall be satisfied (or such redemption may not occur), and (2) such notice may be rescinded (i) in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or (ii) at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied. If a redemption notice is rescinded or a redemption date is delayed as provided in the preceding sentence, the Company shall promptly provide written notice of the same to the Trustee prior to the close of business two Business Days prior to the redemption date (or such shorter period as may be acceptable to the Trustee), and upon receipt the Trustee shall provide such notice to each Holder of the Securities in the same manner in which the notice of redemption was given.

Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.     Deposit of Redemption Price.

Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06.     Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS

SECTION 4.01.     Payment of Securities.

The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.     Reports to Holders.

Whether or not required by the SEC, the Company shall furnish to the Holders of Securities, within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC), the following reports (collectively, the “Financial Reports”): (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, an audit report on the annual financial statements by the Company’s certified independent accountants and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file these reports; provided that, the foregoing delivery requirements will be deemed satisfied if the foregoing materials are publicly available on the SEC’s EDGAR system (or a successor thereto) within the applicable time periods specified in this paragraph.

At any time that there shall be one or more Unrestricted Subsidiaries that, in the aggregate, hold more than 15.0% of Consolidated Tangible Assets, the annual and quarterly financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

In addition, the Company agrees that, for so long as any Securities remain outstanding, if at any time it is not required to file the Financial Reports with the SEC, it shall furnish to the Holders or beneficial owners of, and prospective investors in, the Securities upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In addition, the Company will: (1) at any time that the Company is not required to file the Financial Reports with the SEC, post (within the applicable time periods specified in the first paragraph of this Section 4.02) the Financial Reports on (i) its public website or (ii) Intralinks or any comparable online data system, and, in the case of clause (ii), will make the Financial Reports readily available to the Holders and beneficial owners of, and prospective investors in, the Securities, any securities analyst (to the extent providing analysis of investment in the Securities) and any market maker in the Securities who agrees to treat such information as confidential or accesses such information on Intralinks or any comparable online data system (which may be password protected and require a customary confidentiality acknowledgment); provided that the Company shall make readily available any password or other login information to any such Holder or beneficial owner of, or prospective investor in, the Securities, securities analyst or market maker; and (2) hold a quarterly conference call to discuss the information contained in the Financial Reports not later than ten Business Days from the time the Company files with the SEC or posts the applicable annual or quarterly Financial Report; and no fewer than three Business Days prior to the date of the conference call, issue a press release to the appropriate U.S. wire services announcing the time and date of such conference call and directing the Holders and beneficial owners of, and prospective investors in, the Securities and securities analysts and market makers to contact an individual at the Company (for whom contact information shall be provided in such press release) to obtain the Financial Report and information on how to access such conference call; provided that, so long as the common stock of the Company is listed on a national securities exchange and the Company holds earnings calls customary for companies so listed, the requirements in this clause (2) may be satisfied by the holding of such customary earnings calls.

The Company will also deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that, to the signing Officers’ knowledge, no Default has occurred under this Indenture, or, if a Default has occurred, what action the Company and/or Guarantors are taking or propose to take with respect thereto.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

The Trustee will have no duty to monitor, inquire as to or ascertain compliance with the covenants of the Company under this Indenture.

SECTION 4.03.     Limitations on Additional Indebtedness.

(a)   The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company or any Restricted Subsidiary may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto on a pro forma basis, either (i) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (ii) the Indebtedness to Tangible Net Worth Ratio would be no more than 2.25 to 1.00 (either (i) or (ii), the “Ratio Exception”); provided, further, that any Restricted Subsidiary that is not a Guarantor may not incur Indebtedness pursuant to the Ratio Exception in excess of an aggregate amount outstanding at any one time not to exceed the greater of (a) $15,000,000 and (b) 3.0% of Consolidated Tangible Assets at the time of incurrence.

(b)     Notwithstanding Section 4.03(a), each of the following shall be permitted (the “Permitted Indebtedness”):

(1)     the incurrence by the Company or any Restricted Subsidiary (and the guarantee thereof by the Company or any such Restricted Subsidiary) of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this Section 4.03(b)(1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) in an aggregate amount outstanding at any one time not to exceed the greater of (a) $100,000,000 and (b) 20.0% of Consolidated Tangible Assets;

(2)     the Securities and the Security Guarantees issued on the Issue Date;

(3)     Indebtedness of the Company and the Restricted Subsidiaries to the extent existing on the Issue Date (other than Indebtedness referred to in clauses (1), (2), (4), (5), (6), (8), (9), (10), (12), (14), (15), (16) and (17) of this Section 4.03(b));

(4)     Indebtedness of the Company and the Restricted Subsidiaries under Hedging Obligations; provided that (A) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.03 and (B) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5)     Indebtedness of the Company owed to and held by a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary; provided, however, that (A) any Indebtedness of the Company owed to a Non-Guarantor Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under this Indenture and the Securities, (B) any Indebtedness of a Guarantor owed to a Non-Guarantor Subsidiary is unsecured and subordinated, pursuant to a written agreement, to such Guarantor’s obligations under this Indenture and its Security Guarantee and (C) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Company or a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this Section 4.03(b)(5);

(6)     the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, surety bonds and supporting letters of credit in the ordinary course of business, deposits or guarantees made to secure performance of tenders, bids, leases, statutory obligations, progress payments, government contracts or other ordinary course obligations (in each case, not constituting Indebtedness for borrowed money) customary in the homebuilding industry;

(7)     Purchase Money Indebtedness incurred by the Company or any Restricted Subsidiary, and any Indebtedness of the Company or a Restricted Subsidiary which serves to refund or refinance any Indebtedness incurred pursuant to this Section 4.03(b)(7), in an aggregate amount not to exceed at any time outstanding the greater of (a) $15,000,000 and (b) 3.0% of Consolidated Tangible Assets;

(8)     Non-Recourse Indebtedness of the Company or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property and, if secured, secured by Liens only on such real property and Directly Related Assets;

(9)     Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten Business Days of incurrence;

(10)     Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11)     Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Ratio Exception, clauses (2), (3) or (13) of this Section 4.03(b) or this Section 4.03(b)(11);

(12)     the guarantee by (A) the Company or any Guarantor of Indebtedness (other than Indebtedness incurred pursuant to Section 4.03(b)(8) or Section 4.03(b)(16)) of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.03; provided that to the extent such Indebtedness is a subordinated obligation, the guarantee thereof by the Company or such Guarantor shall be subordinated in right of payment to the Securities or the applicable Security Guarantee, as the case may be, (B) Non-Guarantor Subsidiaries of Indebtedness incurred by Non-Guarantor Subsidiaries in accordance with the provisions of this Indenture and (C) the Company or any Restricted Subsidiary of any Non-Recourse Indebtedness of the Company or another Restricted Subsidiary to the extent the guarantee is limited to (x) environmental warranties or indemnities, (y) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics liens or (z) similar customary “bad-boy” guarantees, including bankruptcy and similar events;

(13)     Indebtedness of (x) the Company or any Restricted Subsidiary incurred to finance an acquisition or merger or (y) Persons incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Company or any Restricted Subsidiary; provided, however, that in either case, after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom, either:

(x)     the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception on a pro forma basis after giving effect to the incurrence of such Indebtedness pursuant to this clause (13); or

(y)     on a pro forma basis, either (i) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would be higher than such ratio immediately prior to such acquisition or merger or (ii) the Indebtedness to Tangible Net Worth Ratio of the Company and its Restricted Subsidiaries would be lower than such ratio immediately prior to such acquisition or merger;

(14)     the incurrence of Indebtedness by the Company or a Restricted Subsidiary in respect of a PAPA;

(15)     the incurrence by the Company or any of its Restricted Subsidiaries of obligations, guarantees and pledges (in each case, other than in respect of Indebtedness for borrowed money) incurred in the ordinary course of business pursuant to arrangements customary in the homebuilding industry relating to (A) the formation of or payments due in respect of community facility district, metro-district, local improvement and other similar financing and assessment districts; or (B) bond financings of political subdivisions or enterprises thereof;

(16)     any guarantee of Indebtedness or other obligations of a joint venture engaged in a Permitted Business; provided that such guarantee constitutes a Permitted Investment under clause (17) of the definition thereof or is a Restricted Payment that is made in accordance with Section 4.04;

(17)     the incurrence by the Company or any of its Restricted Subsidiaries of obligations (other than in respect of Indebtedness for borrowed money) under an arrangement customary in the homebuilding industry with any government authority, quasi-governmental entity, utility, adjoining (or common master plan) landowner, land developer or seller of real property, in each case entered into in the ordinary course of business in connection with the acquisition of real property, the entitlement, the subdivision, the development, construction or sales upon such real property;

(18)     the incurrence by the Company or any Restricted Subsidiary of Indebtedness deemed to exist pursuant to the terms of a joint venture agreement as a result of a failure of the Company or such Restricted Subsidiary to make required capital contribution therein; provided that the only recourse on such Indebtedness is limited to the Company’s or such Restricted Subsidiary’s equity interests in the related joint venture;

(19)     Indebtedness incurred in connection with a Sale and Leaseback Transaction of any Model Home Unit; and

(20)     any other Indebtedness of the Company or any Restricted Subsidiary in an aggregate amount not to exceed at any time outstanding the greater of (a) $25,000,000 and (b) 4.0% of Consolidated Tangible Assets.

(c)     For purposes of determining compliance with this Section 4.03:

(1)     in the event that Indebtedness meets the criteria of more than one of the types of Permitted Indebtedness described in Section 4.03(b) or is permitted under Section 4.03(a), the Company, in its sole discretion, will classify such item of Indebtedness on the date of incurrence and may later reclassify such item of Indebtedness in any manner that then complies with this Section 4.03 and will be entitled to divide the amount and type of such Indebtedness among more than one of such clauses under Section 4.03(b) and Section 4.03(a); provided that all Indebtedness outstanding on the Issue Date under the Revolving Credit Facility, after giving effect to the use of proceeds of this offering, shall be deemed incurred under Section 4.03(b)(1) and not Section 4.03(a) or any other clause of Section 4.03(b) and may not later be reclassified;

(2)     in the event an item of Indebtedness is incurred pursuant to Section 4.03(b) on the same date that an item of Indebtedness (or any portion thereof) is incurred under Section 4.03(a), then the Fixed Charge Coverage Ratio or the Indebtedness to Tangible Net Worth Ratio will be calculated with respect to such incurrence under Section 4.03(a) without regard to any incurrence under Section 4.03(b). Unless the Company elects otherwise, the incurrence of Indebtedness will be deemed incurred first under Section 4.03(a) to the extent permitted, with the balance incurred under Section 4.03(b). In connection with the incurrence of any Indebtedness, the Company may elect at any time prior to the actual incurrence or issuance of such Indebtedness to treat all or any portion of the commitments relating to such Indebtedness as being incurred on the date of such election, and any related subsequent actual incurrence of such Indebtedness will be deemed for all purposes under this Indenture to have been incurred on the date of such election. In the event that the Company makes the election pursuant to the foregoing sentence, such Indebtedness shall be deemed to be outstanding for purposes of whichever clause of this Section 4.03 under which the Company has classified such Indebtedness;

(3)     if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and relate to other Indebtedness of the Company or any Restricted Subsidiary, then such letters of credit shall be treated as incurred pursuant to Section 4.03(b)(1) and such other Indebtedness shall not be included; and

(4)     except as provided in Section 4.03(c)(3), guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included.

Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness, the reclassification of any obligation as Indebtedness due to a change in accounting principles and the payment of dividends in the form of additional shares of preferred stock or Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness. Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 4.04.     Limitations on Restricted Payments.

 The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of, and after giving effect to, such Restricted Payment:

(1)     no Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2)     immediately after giving effect to such transaction on a pro forma basis, the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a); and

(3)     the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clauses (2), (3), (4), (5), (6), (7) or (8) of Section 4.04(b)), does not exceed the sum (the “Restricted Payments Basket”) of (without duplication):

(A)     50% of Consolidated Net Income for the period (taken as one accounting period) from January 1, 2021 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(B)      100% of the aggregate net cash proceeds or the Fair Market Value (as determined by the Board of Directors of the Company) of any assets to be used in a Permitted Business received by the Company either (i) as contributions to the common equity of the Company after the Issue Date or (ii) received by the Company from the issuance and sale of Qualified Equity Interests after the Issue Date, other than:

(x)     Excluded Contributions;

(y)     net cash proceeds received from an issuance or sale of such Qualified Equity Interests to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; and

(z)     net cash proceeds received by the Company from the issue and sale of its Equity Interests or capital contributions to the extent an amount equal to such net cash proceeds has been applied to redeem Securities in compliance with the provisions set forth under the third paragraph of “Optional Redemption” in the Securities; plus

(C)     the aggregate amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company’s balance sheet upon the conversion or exchange (other than in respect of Indebtedness held by a Subsidiary of the Company) of Indebtedness into Qualified Equity Interests after the Issue Date (minus the amount of any cash, or the fair value of assets, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus

(D)     in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, minus the cost of the disposition of such Investment and net of taxes, plus

(E)     upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, to the extent not already included in Consolidated Net Income, the lesser of (i) the Fair Market Value of the Company’s proportionate interest in such Subsidiary immediately following such Redesignation and (ii) the aggregate amount of the Company’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this Section 4.04(a)(3) and were not previously repaid or otherwise reduced; plus

(F)     100% of the principal amount of, or, if issued at a discount, the accreted value of, any guarantee by the Company or any Restricted Subsidiary incurred after the Issue Date that is subsequently released (other than due to a payment on such guarantee), but only to the extent that such guarantee constituted a Restricted Payment that reduced the amount available under the Restricted Payments Basket.

(b)     The provisions of Section 4.04(a) shall not prohibit:

(1)     the payment by the Company or any Restricted Subsidiary of any dividend or similar distribution within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;

(2)     any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Company or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness of the Company or a Guarantor, so long as such refinancing Subordinated Indebtedness of the Company or of such Guarantor is permitted to be incurred pursuant to Section 4.03 and constitutes Refinancing Indebtedness;

(3)     the repurchase, redemption, defeasance or other acquisition or retirement for value of Equity Interests of the Company held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Company or any Restricted Subsidiary, in each case, upon their bankruptcy or petition for bankruptcy, death, disability, retirement, severance or termination of employment or service or any other repurchase event set forth pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or benefit plan of any kind; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $2,500,000 during any calendar year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to subsequent calendar years);

(4)     repurchases of Equity Interests deemed to occur upon the exercise, conversion or exchange of stock options, warrants, other rights to purchase Equity Interests or other convertible or exchangeable securities if such Equity Interests represent all or a portion of the exercise price thereof or upon the vesting of restricted stock, restricted stock units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto;

(5)     the payment by the Company of cash in lieu of the issuance of fractional shares or Equity Interests upon the exercise of any option, warrant or similar instrument or upon the conversion or exchange of Equity Interests of the Company;

(6)     the declaration and payment of dividends on the Company’s Qualified Equity Interests (or the payment of any dividend to any parent of the Company to fund the payment by such parent of a dividend on such entity’s Qualified Equity Interests) of up to 6% per annum of the net proceeds received by the Company (other than as an Excluded Contribution) from any public equity offering after the Issue Date of such Qualified Equity Interests of the Company or contributed to the Company as common equity capital by any parent from any public equity offering of such Qualified Equity Interests of any direct or indirect parent of the Company;

(7)     Restricted Payments in an aggregate amount that, when taken together with all Restricted Payments made pursuant to this Section 4.04(b)(7) , does not exceed the greater of (a) $15,000,000 and (b) 3.0% of Consolidated Tangible Assets;

(8)     any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Equity Interests, Disqualified Equity Interests or Subordinated Indebtedness of the Company or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company (other than Disqualified Equity Interests and other than Equity Interests issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or contributions to the common equity of the Company; provided, however, that the net cash proceeds from any such sale of Equity Interests or any amounts so contributed to the common equity of the Company will be excluded from Section 4.04(a)(3)(B);

(9)     any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Equity Interests of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Equity Interests of the Company or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Equity Interests is permitted to be incurred pursuant to Section 4.03 and constitutes Refinancing Indebtedness;

(10)     the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (A) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control Triggering Event in accordance with provisions similar to those set forth in Section 4.09 or (B) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to those set forth in Section 4.06; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in such Section with respect to the Securities and has completed the repurchase or redemption of all Securities validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer, as applicable;

(11)     (a) any payments in connection with a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of the Company’s common stock upon settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof in common stock upon any early termination thereof; and

(12)     Restricted Payments that are made with Excluded Contributions.

(c)     The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The amount of any Restricted Payment paid in cash shall be its face amount.

(d)     For purposes of determining compliance with this Section 4.04, in the event that a Restricted Payment or Permitted Investment meets the criteria of one or more of the types of Restricted Payments or Permitted Investments described in the above clauses or the definitions thereof, the Company may, in its sole discretion, order and classify, and from time to time reorder and reclassify (based on circumstances existing at the time of such reclassification) such transaction as a Restricted Payment or Permitted Investment and the clause described above or in the definitions thereof if it would have been permitted at the time of any such reclassification.

SECTION 4.05.     Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)     pay dividends or make any other distributions on or in respect of its Equity Interests to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity capital shall not be deemed a restriction on the ability to make distributions on Equity Interests);

(2)     make loans or advances or pay any Indebtedness or other obligations owed to the Company or any other Restricted Subsidiary; or

(3)     sell, lease or transfer any of its property or assets to the Company or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in Section 4.05(1) or Section 4.05(2);

except for:

(A)     encumbrances or restrictions existing under or by reason of applicable law, rule, regulation or order;

(B)     encumbrances or restrictions existing under this Indenture, the Securities and the Security Guarantees;

(C)     non-assignment provisions of any contract, license or any lease entered into in the ordinary course of business;

(D)     encumbrances or restrictions existing under the credit agreement governing the Revolving Credit Facility, the indenture governing the Existing Notes and other agreements in effect at or entered into on the Issue Date;

(E)     restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(F)     restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under this Indenture to any Person pending the closing of such sale;

(G)     any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets so acquired (including after-acquired property);

(H)     encumbrances or restrictions arising in connection with Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not, in the good faith determination of the Company, materially more restrictive, taken as a whole, than those contained in the agreements creating or evidencing the Indebtedness being refinanced;

(I)     provisions limiting the disposition or distribution of assets or property in joint venture or partnership agreements, asset sale agreements, leases, licenses, agreements governing Sale and Leaseback Transactions, stock sale agreements and other similar agreements entered into in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements;

(J)     encumbrances or restrictions existing under Purchase Money Indebtedness incurred in compliance with Section 4.03 to the extent they impose restrictions of the nature described in Section 4.05(3) on the assets acquired;

(K)     encumbrances or restrictions existing under Non-Recourse Indebtedness incurred in compliance with Section 4.03 to the extent they impose restrictions of the nature described in Section 4.05(3) on the assets secured by such Non-Recourse Indebtedness or on the Equity Interests in the Person holding such assets;

(L)     customary restrictions in other Indebtedness incurred in compliance with Section 4.03; provided that such restrictions, taken as a whole, in the good faith determination of the Company, are not expected to impair the ability of the Company to make payments required on the Securities;

(M)     restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(N)     encumbrances or restrictions existing under (x) development agreements or other contracts entered into with municipal entities, agencies, sponsors, land developers or sellers of real property in connection with the entitlement or development of real property; (y) agreements for funding of infrastructure, including in respect of community facility district, metro-district, Mello-Roos, local improvement and other similar financing and assessment districts; or (z) bond financings of political subdivisions or enterprises thereof, in each case to the extent entered into in the ordinary course of business pursuant to arrangements customary in the homebuilding industry (and not, for the avoidance of doubt, in respect of or in connection with the incurrence of Indebtedness for borrowed money);

(O)     encumbrances or restrictions existing under Credit Facilities that, taken as a whole, are, in the good faith determination of the Board of Directors of the Company, customary for Credit Facilities of Persons engaged in a Permitted Business; and

(P)     any encumbrances or restrictions imposed by any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (O) of this Section 4.05; provided that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith determination of the Board of Directors of the Company, not materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

SECTION 4.06.     Limitations on Asset Sales.

 (a)     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, cause, make, suffer to exist or consummate any Asset Sale unless: (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the assets subject to such Asset Sale and (2) at least 75.0% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, in such Asset Sale consists of cash or Cash Equivalents.

For purposes of Section 4.06(a)(2) and for no other purpose, the following shall be deemed to be cash: (i) the amount (without duplication) of any Indebtedness (other than contingent liabilities and Subordinated Indebtedness) of the Company or such Restricted Subsidiary (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company and all Restricted Subsidiaries have been validly and unconditionally released by the holder of such Indebtedness in writing; (ii) the amount of any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are within 120 days following the closing of such Asset Sale converted by the Company or such Restricted Subsidiary to cash (to the extent of the cash actually so received); (iii) the Fair Market Value of any assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Company or a Restricted Subsidiary acquires voting and management control of such entity) received by the Company or any Restricted Subsidiary to be used by it in the Permitted Business; and (iv) any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale the Fair Market Value of which, when taken together with all other Designated Non-cash Consideration received since the Issue Date pursuant to this clause (iv) (and not subsequently converted into Cash Equivalents that are treated as Net Available Proceeds of an Asset Sale), does not exceed the greater of (x) $15,000,000 and (y) 3.0% of Consolidated Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)     In the event that the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or such Restricted Subsidiary shall, no later than 365 days following the receipt of the Net Available Proceeds, apply all or any of the Net Available Proceeds therefrom to: (1) permanently repay, prepay, redeem or repurchase (x) Obligations under (i) secured Indebtedness under any Credit Facility (and permanently reduce commitments with respect thereto) and (ii) secured Indebtedness of the Company, if applicable (other than any Disqualified Equity Interests or Subordinated Indebtedness), or secured Indebtedness of a Guarantor, in each case other than Indebtedness owed to the Company or an Affiliate of the Company; (y) Obligations under this Indenture, the Securities and the Security Guarantees or any other Pari Passu Indebtedness of the Company or any Guarantor; provided that if the Company or any Restricted Subsidiary shall so repay or prepay any such other Pari Passu Indebtedness, the Company will reduce Obligations under this Indenture, the Securities and the Security Guarantees on a pro rata basis (based on the amount so applied to such repayments or prepayments) by, at its option, (A) redeeming Securities as described under paragraph 5 of the Securities, (B) making an offer (in accordance with the procedures set forth in Section 4.06(c) and Section 4.06(d) for an Asset Sale Offer) to all Holders to purchase their Securities at a purchase price of at least 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Securities to be repurchased or (C) purchasing Securities through privately negotiated transactions or open market purchases, in a manner that complies with this Indenture and applicable securities law, at a purchase price not less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon; or (z) Indebtedness of a Non-Guarantor Subsidiary, other than Indebtedness owed to the Company or an Affiliate of the Company; (2) acquire all or substantially all of the assets of, or any Equity Interests of, another Person engaged in a Permitted Business, if, after giving effect to any such acquisition of Equity Interests, such Person is or becomes a Restricted Subsidiary of the Company; (3) make an investment in capital expenditures to be used in a Permitted Business; (4) acquire Additional Assets or improve or develop existing assets to be used in a Permitted Business; or (5) make any combination of the foregoing payments, redemptions, repurchases or investments; provided that in the case of clauses (2), (3), (4) and (5), a binding commitment shall be treated as a permitted application of the Net Available Proceeds from the date of such commitment so long as the Company or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and such Net Available Proceeds are actually applied in such manner within the later of 365 days from the consummation of the Asset Sale and 180 days from the date of the Acceptable Commitment.

(c)     Any Net Available Proceeds from Asset Sales that are not applied or invested as provided in Section 4.06(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company shall be required to make an Asset Sale Offer to all Holders of Securities and if the Company elects (or is required by the terms of such other Pari Passu Indebtedness), all holders of other Pari Passu Indebtedness (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of Securities and such Pari Passu Indebtedness, in denominations of $2,000 initial principal amount and multiples of $1,000 in excess thereof, that may be purchased with an amount equal to the Excess Proceeds at an offer price in cash in an amount not less than 100% of the principal amount thereof, or, in the case of Pari Passu Indebtedness represented by securities sold at a discount, not less than the amount of the accreted value thereof at such time, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. In the event that the Company or any Restricted Subsidiary prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Company or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid. After the completion of an Asset Sale, the Company may make an Asset Sale Offer prior to the time it is required to do so by the first sentence of this Section 4.06(c). If the Company completes such an Asset Sale Offer with respect to any Net Available Proceeds, the Company shall be deemed to have complied with this Section 4.06 with respect to the application of such Net Available Proceeds, and any such Net Available Proceeds remaining after completion of such Asset Sale Offer will no longer be deemed to be Excess Proceeds and may be used by the Company and its Restricted Subsidiaries for any purpose not prohibited by this Indenture. If the aggregate principal amount of Securities and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Securities and such other Pari Passu Indebtedness to be purchased on a pro rata basis based on the aggregate principal amount of the Securities and the other Pari Passu Indebtedness to be purchased validly tendered and not withdrawn. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Pending the final application of any Net Available Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Available Proceeds in any manner that is not prohibited by this Indenture.

(d)     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.06, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.06 by virtue of such compliance.

SECTION 4.07.     Limitations on Transactions with Affiliates.

 (a)     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate value expended or received by the Company or any Restricted Subsidiary in excess of

$3,000,000, unless: (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis by the Company or that Restricted Subsidiary from a Person that is not an Affiliate of the Company or that Restricted Subsidiary and (2) the Company delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate value expended or received by the Company or any Restricted Subsidiary in excess of $10,000,000, an Officers’ Certificate of the Company certifying that such Affiliate Transaction complies with Section 4.07(a)(1) and which sets forth and authenticates a resolution that has been adopted by the majority of the members of the Board of Directors of the Company approving such Affiliate Transaction.

(b)     The provisions of Section 4.07(a) shall not apply to (1) transactions exclusively between or among (a) the Company and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Company (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary; (2) reasonable director, officer, employee and consultant compensation (including bonuses), reimbursements of expenses and other benefits (including retirement, health, stock and other benefit plans) and indemnification and insurance arrangements; (3) any Permitted Investment (other than any Permitted Investment made in accordance with clause (2) of the definition of “Permitted Investments”); (4) any agreement as in effect as of the Issue Date or any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in Section 4.07(a)(1)) or any transaction contemplated thereby; (5) Restricted Payments which are made pursuant to Section 4.04; (6) issuances, sales or other dispositions of Qualified Equity Interests of the Company to an Affiliate or the making of any contribution to the common equity of the Company by an Affiliate; (7) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the members of the Board of Directors or Senior Management of the Company, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transactions in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; (8) the allocation of employee services among the Company, its Subsidiaries and the joint ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case a director or stockholder of the Company beneficially owns Equity Interests in such Subsidiary or joint venture (other than indirectly through ownership of Equity Interests in the Company), the principal transaction with or formation of the joint venture has been approved in accordance with the procedures described in Section 4.07 (other than this Section 4.07(b)(8)); (9) licensing of trademarks to, and allocation of overhead, sales and marketing, travel and like expenses among, the Company, its Subsidiaries and the joint ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case a director or stockholder of the Company beneficially owns Equity Interests in such Subsidiary or joint venture, the principal transaction with or formation of the joint venture has been approved in accordance with the procedures described in Section 4.07 (other than this Section 4.07(b)(9)); (10) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person; and (11) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Company or a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger, and any amendment thereto, so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the Board of Directors of the Company, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition or merger.

SECTION 4.08.     Effectiveness of Covenants.

(a)     Following the first day (such date, a “Suspension Date”) on which:

(1)     the Securities have an Investment Grade Rating from both of the Rating Agencies; and

(2)     no Default has occurred and is continuing under this Indenture,

the Company and its Restricted Subsidiaries will not be subject to the provisions of Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.10, 4.12 (but only with respect to any Person that is required to become a Guarantor on or after the date of the commencement of the applicable Suspension Date), and 5.01(a)(3) (collectively, the “Suspended Covenants”), subject to Section 4.08(b).

(b)     If at any time subsequent to a Suspension Date the Securities’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the occurrence of a subsequent Suspension Date; provided, however, that no Default or breach of any kind shall be deemed to exist under this Indenture, the Securities or the Security Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the period of time between the Suspension Date and the Reinstatement Date (such period, the “Suspension Period”), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants had remained in effect during such Suspension Period.

(c)     On the Reinstatement Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to Section 4.03(a) to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reinstatement Date. To the extent such Indebtedness would not be so permitted to be incurred pursuant to Section 4.03(a), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under Section 4.03(b)(3). Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though the covenant described under Section 4.04 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.04(a). Notwithstanding the foregoing, no Default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made during the Suspension Period.

(d)     For purposes of determining compliance with Section 4.06, the Excess Proceeds from all Asset Sales not applied in accordance with Section 4.06 will be deemed to be reset to zero on the Reinstatement Date. In addition, for purposes of Section 4.07, all agreements and arrangements entered into by the Company and any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period will be deemed to have been entered pursuant to Section 4.07(b)(4), and for purposes of Section 4.05, all contracts entered into during the Suspension Period that contain any of the restrictions contemplated by such covenant will be deemed to have been entered pursuant to Section 4.05(3)(D). In addition, without causing a Default or Event of Default, the Company and its Restricted Subsidiaries shall be permitted to honor any contractual commitments to take actions following a Reinstatement Date; provided that such contractual commitments were entered into during the Suspension Period and not in contemplation of a reversion of the Suspended Covenants.

(e)     During any Suspension Period, the Board of Directors of the Company will not be entitled to designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

(f)     Promptly following the occurrence of any Suspension Date or Reinstatement Date, the Company will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Suspension Date or Reinstatement Date has occurred or notify the Holders of any Suspension Date or Reinstatement Date. The Trustee will provide a copy of such Officers’ Certificate to any Holder of the Securities upon written request.

SECTION 4.09.     Change of Control Triggering Event.

(a)        Upon the occurrence of a Change of Control Triggering Event, subject to Section 4.09(f), each Holder shall have the right to require that the Company repurchases such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b).

(b)     Within 30 days following any Change of Control Triggering Event, the Company shall mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)     that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)     the circumstances and relevant facts regarding such Change of Control Triggering Event (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3)     the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (or otherwise delivered in accordance with the applicable procedures of the Depositary)); and

(4)     the instructions, as determined by the Company, consistent with this Section 4.09, that a Holder must follow in order to have its Securities purchased.

(c)     Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

(d)     On the purchase date, all Securities purchased by the Company under this Section 4.09 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e)     Notwithstanding any other provision of this Indenture, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditioned upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(f)     The Company shall not be required to make a Change of Control Offer following a Change of Control Triggering Event if (x) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (y) a notice of redemption has been given with respect to all of the outstanding Securities pursuant to paragraph 6 of the Securities.

(g)     The Company shall be entitled to redeem the Securities at 101% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, following the consummation of a Change of Control, if at least 90% of the aggregate principal amount of the Securities outstanding prior to such consummation are purchased pursuant to a Change of Control Offer with respect to such Change of Control.

(h)     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of its compliance with such securities laws or regulations.

SECTION 4.10.     Limitations on Designation of Unrestricted Subsidiaries.

The Company may designate any of its Subsidiaries, including any newly acquired or newly formed Subsidiary, as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1)     no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2)     the Company would be permitted to make, and shall be deemed to make, at the time of such Designation, (a) a Permitted Investment or (b) a Restricted Payment pursuant to Section 4.04, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Company’s proportionate interest in such Subsidiary on such date;

(3)     neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (x) provides any direct or indirect credit support for any Indebtedness of such Subsidiary or (y) is directly or indirectly liable for any Indebtedness of such Subsidiary other than, in the case of each of (x) and (y), such Investments that constitute Permitted Investments or are Restricted Payments under and in compliance with Section 4.04;

(4)     the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation own any Equity Interests or Indebtedness of, or own or hold any Lien with respect to, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary so designated on such date;

(5)     such Subsidiary, at the time of Designation, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding (x) are no less favorable to the Company or the Restricted Subsidiary than those that would be reasonably expected to be obtained at the time from Persons who are not Affiliates of the Company or such Restricted Subsidiary or (y) would be permitted as (a) an Affiliate Transaction under and in compliance with Section 4.07, (b) an Asset Sale under and in compliance with Section 4.06, (c) a Permitted Investment or (d) a Restricted Payment under and in compliance with Section 4.04;

(6)     such Subsidiary is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (x) to subscribe for additional Equity Interests of such Subsidiary or (y) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results, except, in the case of (x) and (y), to the extent such obligations constitute Permitted Investments or are Restricted Payments under and in compliance with Section 4.04; and

(7)     such Subsidiary at the time of Designation has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Equity Interest of such Unrestricted Subsidiary, which guarantee is not recourse to the Company or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to Section 4.04.

If, at any time after the Designation, any Unrestricted Subsidiary fails to meet the requirements set forth in Section 4.10(3) and Section 4.10(6), it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such time and, if the Indebtedness is not permitted to be incurred under Section 4.03 or the Lien is not permitted under Section 4.11, the Company shall be in default of the applicable covenant.

The Company may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if: (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; (2) (a) the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a) or (b) either (i) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such Redesignation or (ii) the Indebtedness to Tangible Net Worth Ratio of the Company and its Restricted Subsidiaries would be lower than such ratio for the Company and its Restricted Subsidiaries immediately prior to such Redesignation, in each case on a pro forma basis taking into account such Redesignation; and (3) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee and certifying compliance with the foregoing provisions.

SECTION 4.11.     Limitations on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (a “Triggering Lien”) of any nature whatsoever against any property or assets now owned or hereafter acquired by the Company or such Restricted Subsidiary (including Equity Interests of a Subsidiary), or any proceeds, income or profits therefrom, securing any Indebtedness, except Permitted Liens, unless substantially contemporaneously with the incurrence, assumption or existence of such Lien all payments and other obligations due under this Indenture and the Securities (or under a Security Guarantee in the case of Liens of a Guarantor) are secured on an equal and ratable basis (or on a senior priority basis, in the event the other Indebtedness is Subordinated Indebtedness) with the obligations so secured until such time as such obligations are no longer secured by a Triggering Lien.

SECTION 4.12.     Additional Security Guarantees.

After the Issue Date, the Company will cause each Restricted Subsidiary (other than any CFC Subsidiary or any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary) that (a) is a Domestic Subsidiary, other than any Immaterial Subsidiary, or (b) guarantees or otherwise provides any credit support for any Indebtedness of the Company or any Guarantor, in each case created, acquired or Redesignated as a Restricted Subsidiary by the Company or one or more of its Restricted Subsidiaries, to execute and deliver to the Trustee a supplemental indenture to this Indenture pursuant to which such Restricted Subsidiary will irrevocably and unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis and all other obligations under this Indenture. Notwithstanding the foregoing, at each time of distribution of financial information pursuant to Section 4.02, the Company shall calculate, as of the last date of the fiscal quarter for which financial statements are required to be furnished the Consolidated Tangible Assets of Immaterial Subsidiaries that are not Guarantors. In the event that the Consolidated Tangible Assets of all Immaterial Subsidiaries that are not Guarantors exceeds 5.0% of Consolidated Tangible Assets, the Company shall, within 30 days after the date such financial statements are required to be furnished, cause one or more Immaterial Subsidiaries to provide Security Guarantees as and to the extent required to cause the Consolidated Tangible Assets of all Immaterial Subsidiaries (other than Immaterial Subsidiaries that are Guarantors) not to exceed 5.0% of Consolidated Tangible Assets. The Company at any time at its sole option may cause any Non-Guarantor Subsidiary to become a Guarantor by executing a supplemental indenture to this Indenture. The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including any guarantees under the Revolving Credit Facility and the Existing Notes) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Security Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Security Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Security Guarantee shall be released in accordance with the provisions of this Indenture described under Section 10.07.

SECTION 4.13.     Compliance Certificate. The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officers’ Certificate stating that, to the signing Officers’ knowledge, no Default has occurred under this Indenture, or, if a Default has occurred, what action the Company and/or the Guarantors are taking or propose to take with respect thereto.

SECTION 4.14.     Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01.     When Company May Merge or Transfer Assets.

(a)  The Company will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into or wind up into any Person (whether or not the Company is the surviving Person) (other than a merger that satisfies the requirements of Section 5.01(a)(1) with a Wholly Owned Restricted Subsidiary solely for the purpose of changing the Company’s jurisdiction of incorporation to another State of the United States), or sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the assets of the Company to any Person or (b) adopt a Plan of Liquidation unless, in either case:

(1)     either (A) the Company will be the surviving or continuing Person; or (B) the Person formed by or surviving such consolidation or merger or to which such sale, assignment, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture; provided that, at any time the Successor is a limited liability company, there shall be a co-obligor of the Securities that is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia;

(2)     immediately prior to and immediately after giving effect to such transaction and the assumption (if applicable) of the obligations as set forth in Section 5.01(a)(1)(B) and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing;

(3)     immediately after and giving effect to such transaction and the assumption (if applicable) of the obligations set forth in Section 5.01(a)(1)(B) and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis as if such transactions had occurred at the beginning of the applicable Four-Quarter Period, (A) the Company or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) or (B) either (x) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries or the Successor and its Restricted Subsidiaries, as the case may be, would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction or (y) the Indebtedness to Tangible Net Worth Ratio of the Company and its Restricted Subsidiaries or the Successor and its Restricted Subsidiaries, as the case may be, would be equal to or lower than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(4)     each Guarantor (unless it is the other party to the transactions described above, in which case Section 5.01(b)(1)(B) shall apply) shall have by supplemental indenture confirmed that its Security Guarantee shall apply to such Successor’s obligations under this Indenture and the Securities; and

(5)     the Company shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger, winding-up, disposition or Plan of Liquidation and such supplemental indenture, if any, comply with this Indenture.

For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

The foregoing will not apply to any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Wholly-Owned Restricted Subsidiaries.

(b)     Except as provided in Section 10.07, no Guarantor may (a) consolidate with or merge with or into or wind up into (whether or not such Guarantor is the surviving Person) another Person, or sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the assets of such Guarantor, in one or more related transactions, to any Person or (b) adopt a Plan of Liquidation unless, in either case:

(1)     either:

(A)     such Guarantor will be the surviving or continuing Person; or

(B)     the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Security Guarantee of such Guarantor and this Indenture;

(2)     immediately after giving effect to such transaction and the assumption of the obligations as set forth in Section 5.01(b)(1)(B), no Default shall have occurred and be continuing; and

(3)     the Company shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation or merger, disposition, winding-up or Plan of Liquidation and such supplemental indenture, if any, comply with this Indenture.

Notwithstanding the foregoing, (a) any Guarantor may merge with or into or transfer all or part of its assets to the Company or another Guarantor or merge with a Restricted Subsidiary of the Company so long as the resulting entity remains or becomes a Guarantor and (b) the requirements of the immediately preceding paragraph will not apply to any transaction pursuant to which such Guarantor is permitted to be released from its Security Guarantee in accordance with Section 10.07; provided that the transaction is made in compliance with Section 4.06.

For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Subsidiaries, which assets, if held by the Company or such Guarantor instead of such Subsidiaries, would constitute all or substantially all of the assets of the Company or such Guarantor on a consolidated basis, will be deemed to be the transfer of all or substantially all of the assets of the Company or such Guarantor, as the case may be.

Upon any consolidation, merger or winding-up of the Company or a Guarantor, or any sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company or a Guarantor in accordance with the foregoing, in which the Company or such Guarantor is not the continuing obligor under the Securities or its Security Guarantee, the surviving entity formed by such consolidation or into which the Company or such Guarantor is merged or to which such sale, assignment, lease, transfer, conveyance or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture, the Securities and the Security Guarantees with the same effect as if such surviving entity had been named therein as the Company or such Guarantor and, except in the case of a lease, the Company or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Securities or in respect of its Security Guarantee, as the case may be, and all of the Company’s or such Guarantor’s other obligations and covenants under the Securities, this Indenture and its Security Guarantee, if applicable.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.     Events of Default.

Each of the following is an “Event of Default”:

(1)     failure by the Company to pay interest on any of the Securities when it becomes due and payable and the continuance of any such failure for 30 days;

(2)     failure by the Company to pay the principal or premium on any of the Securities when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon declaration of acceleration or otherwise, including pursuant to any required repurchase or optional redemption;

(3)     failure by the Company or the Guarantors to comply with any of its agreements or covenants described in Section 5.01;

(4)     failure by the Company or any Restricted Subsidiary to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days (or, in the case of Section 4.02, 90 days) after written notice of the failure has been given to the Company by the Trustee or by the Holders of at least 30% of the aggregate principal amount of the Securities then outstanding;

(5)     default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness or the payment of which is guaranteed by any of the Company or a Restricted Subsidiary (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is incurred after the Issue Date, which default (a) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period, or (b) results in the acceleration of such Indebtedness prior to its express final maturity, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in Section 6.01(5)(a) or Section 6.01(5)(b) has occurred and is continuing, exceeds $20,000,000 in the aggregate;

(6)     one or more judgments or orders that exceed $20,000,000 in the aggregate (net of any amounts that are covered by a reputable and creditworthy insurance company that has not contested coverage (other than reserving its rights) or that are bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7)      certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(8)     the Security Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Security Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Security Guarantee (other than by reason of release of a Guarantor from its Security Guarantee in accordance with the terms of this Indenture and the Security Guarantee).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

The Company shall notify the Trustee in writing of any Default within 10 Business Days of becoming aware of any Default. The Company shall also deliver to the Trustee annually a statement regarding compliance with this Indenture, and upon any Officer of the Company becoming aware of any Default, a statement specifying such Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02.     Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(7) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 30% in aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may, and the Trustee at the written request of the Holders shall, declare all amounts owing under the Securities to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Securities shall immediately become due and payable. In the event of a declaration of acceleration of the Securities because an Event of Default described in Section 6.01(5) has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the Default triggering such Event of Default pursuant to Section 6.01(5) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived. If an Event of Default described in Section 6.01(7) occurs and is continuing, the principal, premium, if any, and accrued and unpaid interest, if any, on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Securities may waive all past Defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Securities and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

SECTION 6.03.     Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04.     Waiver of Past Defaults.

The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences, except for (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.     Control by Majority.

The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture, the Securities, any Security Guarantee or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.     Limitation on Suits.

Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(1)     the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2)     the Holders of at least 30% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(3)     such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)     the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)     the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07.     Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.     Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09.     Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10.     Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:     to the Trustee for amounts due under Section 7.07;

SECOND:     to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.     Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12.     Waiver of Stay or Extension Laws.

The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01.     Duties of Trustee.

(a)     If an Event of Default actually known to a Trust Officer has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the same circumstances in the conduct of his or her own affairs.

(b)     Except during the continuance of an Event of Default:

(1)     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)     in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the Officers’ Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)     The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(1)     this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2)     the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)     the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(a)     Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(b)     The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(c)     Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(d)     No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)     Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02.     Rights of Trustee.

(a)     The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)     Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)     The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)     The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

(e)     The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)     Except with respect to Sections 4.01 and 4.02, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (1) any Event of Default occurring pursuant to Sections 6.01(1) and 6.01(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notice in the manner set forth in this Indenture or a Trust Officer shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(g)     The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(h)     Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Company has been advised as to the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03.     Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.     Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05.     Notice of Defaults.

If a Default occurs, is continuing and is known to the Trustee, the Trustee shall give notice of the Default to each Holder within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any) or a Default in complying with Section 5.01, the Trustee may withhold such notice if and so long as a committee of its Trust Officers in good faith determines that withholding such notice is in the interests of the Holders.

SECTION 7.06.     [Reserved].

SECTION 7.07.     Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.

The Company shall indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses incurred by each of them in connection with acceptance or performance of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including settlement costs). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law. When the Trustee incurs expenses after the occurrence of a Default specified in Sections 6.01(7) or 6.01(8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08.     Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1)     the Trustee fails to comply with Section 7.10;

(2)     the Trustee is adjudged bankrupt or insolvent;

(3)     a receiver or other public officer takes charge of the Trustee or its property; or

(4)     the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.     Eligibility; Disqualification.

The Trustee shall at all times be a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers and that is subject to supervision or examination by federal or state authorities. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

SECTION 7.11.     Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA §  311(a), excluding any creditor relationship listed in TIA §  311(b). A Trustee who has resigned or been removed shall be subject to TIA §  311(a) to the extent indicated.

ARTICLE 8

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.     Discharge of Liability on Securities; Defeasance.

  The Company may terminate its obligations and the obligations of the Guarantors under the Securities, the Security Guarantees and this Indenture, except the obligations referred to in 8.01(c), if (1) all the Securities that have been authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or (2) (i) all Securities not delivered to the Trustee for cancellation otherwise have become due and payable by reason of the mailing (or otherwise delivering in accordance with the applicable procedures of the Depositary) of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust for the Holders in an amount of money in cash in U.S. dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, as confirmed, certified or attested to by an Independent Financial Advisor in writing to the Trustee, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal, premium and accrued interest to the date of maturity or redemption, as the case may be) on the Securities not theretofore delivered to the Trustee for cancellation, (ii) the Company has paid all sums payable by it under this Indenture, (iii) the Company has delivered irrevocable instructions in writing to the Trustee to apply the deposited money toward the payment of the Securities at maturity or on the date of redemption, as the case may be, and (iv) no Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the credit agreement governing the Revolving Credit Facility, the indenture governing the Existing Notes or any other material agreement or material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound. In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with. After such delivery, the Trustee shall acknowledge in writing the discharge of the Company’s and the Guarantors’ obligations under the Securities, the Security Guarantees and this Indenture except for those surviving obligations specified in Section 8.01(c).

(b)     Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.09, 4.10 and 4.11 and the operation of Sections 6.01(5) and 6.01(6) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(5) and 6.01(6) or because of the failure of the Company to comply with Section 5.01(a)(3).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)     Notwithstanding Sections 8.01(a) and 8.01(b), the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02.     Conditions to Defeasance.

The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1)     the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) as confirmed, certified or attested to by an Independent Financial Advisor in writing to the Trustee to pay the principal of, premium and interest on the Securities on the stated date for payment or on the redemption date of the principal or installment of principal of, premium or interest on the Securities;

(2)     in the case of Legal Defeasance, the Company delivers to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by the Internal Revenue Service, a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)     in the case of Covenant Defeasance, the Company delivers to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)     (a)     no Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and (b) the deposit will not result in a breach or violation of, or constitute a default under, the credit agreement governing the Revolving Credit Facility, the indenture governing the Existing Notes or any other material agreement or material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5)     the Legal Defeasance or Covenant Defeasance does not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than a default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(6)     the Company delivers to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

(7)     the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, Sections 8.02(1)–(6) and, in the case of the Opinion of Counsel, Sections 8.02(2) and/or 8.02(3) and Section 8.02(5) have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of the Securities at a future date in accordance with Article 3.

SECTION 8.03.     Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.04.     Repayment to Company.

The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05.     Indemnity for Government Obligations.

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.     Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture, each Security Guarantee and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent. If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Securities when due, then the obligations of the Company and the Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

ARTICLE 9

AMENDMENTS

SECTION 9.01.     Without Consent of Holders.

The Company, the Guarantors and the Trustee may amend this Indenture, the Security Guarantees or the Securities without notice to, or the consent of, any Holder:

(1)     to cure any ambiguity, defect or inconsistency;

(2)     to provide for uncertificated Securities in addition to or in place of certificated Securities ; provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code;

(3)     to provide for the assumption by a successor entity of the obligations of the Company or any Guarantor to the Holders in the case of a merger or acquisition;

(4)     to release any Guarantor from any of its obligations under its Security Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;

(5)     to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders of Securities or that does not adversely affect the legal rights under this Indenture, the Securities or the Security Guarantees of any such Holder;

(6)     to comply with applicable SEC rules and regulations or changes to applicable law;

(7)     to conform the text of this Indenture, the Security Guarantees or the Securities to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Securities or the Security Guarantees (as provided in an Officers’ Certificate to the Trustee);

(8)     to provide for the issuance of Additional Securities in compliance and in accordance with the limitations set forth in this Indenture;

(9)     to allow any Guarantor to execute a supplemental indenture or a Security Guarantee with respect to the Securities in accordance with the applicable provisions of this Indenture; or

(10)     to comply with the rules of any applicable securities depository.

After an amendment under this Section becomes effective, the Company shall mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02.     With Consent of Holders.

Except as provided in Section 9.01 and this Section 9.02, the Company, the Guarantors and the Trustee may amend this Indenture, the Securities and the Security Guarantees may be amended with the consent (which may include consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) of the Holders of at least a majority in principal amount of the Securities then outstanding, and any existing Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Securities) with the consent (which may include consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) of the Holders of a majority in principal amount of the Securities then outstanding. However, without the consent of each Holder affected, the Company, the Guarantors and the Trustee will not be entitled to (with regard to a non-consenting Holder):

(1)     change the maturity of any Security;

(2)     reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Securities;

(3)     reduce any premium payable upon the redemption or repurchase of the Securities, change the time at which any Securities are subject to redemption or repurchase or otherwise alter the provisions with respect to the redemption or repurchase of the Securities as described above under paragraph 5 of the Securities (other than provisions specifying the notice periods for effecting a redemption);

(4)     make any Security payable in money or currency other than that stated in the Securities;

(5)     reduce the principal amount of the Securities whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Securities;

(6)     impair the rights of Holders to receive payments of principal of, premium or interest on the Securities or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(7)     release any Guarantor from its obligations under its Security Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(8)     make any change in Sections 9.01 or 9.02;

(9)     waive a Default in the payment of principal of, premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration); or

(10)     modify the Security Guarantees in any manner adverse to the Holders.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03.     [Reserved].

SECTION 9.04.     Revocation and Effect of Consents and Waivers.

A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described in this Article 9 or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05.     Notation on or Exchange of Securities.

If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06.     Trustee To Sign Amendments.

The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

ARTICLE 10

GUARANTEES

SECTION 10.01.     Guarantees.

Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.07, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Security Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.01(b), 10.02 and 10.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Security Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Security Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.02.     Limitation on Liability.

Each Guarantor, and by its acceptance of the Securities, each Holder, hereby confirms that it is the intention of all such parties that the Security Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Security Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations (after giving effect to all other contingent and fixed liabilities of such Guarantor, including any guarantees under the Revolving Credit Facility and the Existing Notes and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Security Guarantee in respect of the obligations of such other Guarantor under its Security Guarantee or pursuant to its contribution obligations under this Indenture) guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03.     Successors and Assigns.

This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04.     No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05.     Modification.

No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06.     Execution and Delivery of Security Guarantee.

To evidence its Security Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Security Guarantee substantially in the form attached as Exhibit C hereto will be endorsed by an Officer of such Guarantor on Securities authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Security Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on such Security a notation of such Security Guarantee.

If an Officer whose signature is on this Indenture or on the Security Guarantee no longer holds that office at the time the Trustee authenticates the Securities on which a Security Guarantee is endorsed, the Security Guarantee will be valid nevertheless.

The delivery of any Global Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Security Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any Restricted Subsidiary creates or acquires any Wholly Owned Restricted Subsidiary (other than (i) a Subsidiary that has been designated an Unrestricted Subsidiary, and (ii) any Subsidiary that is a project-financed special purpose entity) after the Issue Date, if required by Section 4.12 hereof, the Company will cause such Wholly Owned Restricted Subsidiary to comply with the provisions of Section 4.12 hereof and this Article 10, to the extent applicable

SECTION 10.07.     Release of Guarantor.

A Guarantor will be automatically and unconditionally released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.08):

(1)     upon any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, consolidation or otherwise) of the Equity Interests of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary, which sale, assignment, transfer, conveyance, exchange or other disposition is made in compliance with the provisions of this Indenture, including Sections 4.06 and 5.01;

(2)     upon the proper designation of such Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(3)     upon request of the Company and certification in an Officers’ Certificate provided to the Trustee that the applicable Guarantor has become an Immaterial Subsidiary, so long as such Guarantor would not otherwise be required to provide a Security Guarantee pursuant to this Indenture; provided that, if immediately after giving effect to such release the Consolidated Tangible Assets of all Immaterial Subsidiaries that are not Guarantors would exceed 5.0% of Consolidated Tangible Assets, no such release shall occur;

(4)     if the Company exercises its legal defeasance option or covenant defeasance option pursuant to Section 8.01 or if the obligations of the Company and the Guarantors under this Indenture are discharged in accordance with the terms of this Indenture;

(5)     unless a Default has occurred and is continuing, upon the release or discharge of such Guarantor from its guarantee of any Indebtedness for borrowed money of the Company or any other Guarantor so long as such Guarantor would not then otherwise be required to provide a Security Guarantee pursuant to this Indenture; or

(6)     upon the full satisfaction of the Company’s obligations under this Indenture;

provided that if such Guarantor has incurred any Indebtedness in reliance on its status as a Guarantor pursuant to Section 4.03, such Guarantor’s obligations under such Indebtedness so incurred are satisfied in full and discharged or are otherwise permitted to be incurred by a Restricted Subsidiary (other than a Guarantor) pursuant to Section 4.03.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.08.     Contribution.

Each Guarantor that makes a payment under its Security Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01.     [Reserved].

SECTION 11.02.     Notices.

Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

If to the Company or any Guarantor:

THE NEW HOME COMPANY INC.

85 Enterprise, Suite 450

Aliso Viejo, California 92656
Attention: Chief Financial Officer
Fax Number: (949) 252-2575

with a copy to (which shall not constitute notice):

LATHAM & WATKINS LLP
650 Town Center Drive
20th Floor
Costa Mesa, CA 92626
Attention: Michael Treska
Fax Number: (714) 755-8290

If to the Trustee:

U.S. BANK NATIONAL ASSOCIATION

EP-MN-WS3C

60 Livingston Avenue

St. Paul, MN 55107

Attention: Corporate Trust Department

Fax Number: (651) 466-7430

The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar (or otherwise delivered in accordance with the applicable procedures of the Depositary) and shall be sufficiently given if so mailed or delivered within the time prescribed.

Failure to mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption or repurchase) to a Holder (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depository.

SECTION 11.03.     [Reserved].

SECTION 11.04.     Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1)     an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)     an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.     Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)     a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)     a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)     a statement that, in the opinion of such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)     a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06.     When Securities Disregarded.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the immediately preceding sentence, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07.     Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08.     Legal Holidays.

If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09.     Governing Law.

This Indenture, the Securities and the Security Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.10.     No Recourse Against Others.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company under the Securities or this Indenture or of any Guarantor under its Security Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Security Guarantees.

SECTION 11.11.     Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12.     Multiple Originals.

The parties hereto may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13.     Table of Contents; Headings.

The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.14.     Electronic Signatures.

For all purposes of this Indenture and any document to be signed or delivered in connection with or pursuant to this Indenture, the words “execution,” “signed,” “signature,” “delivery” and words of like import shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, as the case may be, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties, except to the extent such risk arises from the Trustee’s negligent action, its own negligent failure to act or its own willful misconduct.

SECTION 11.15.     Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (the “Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company and the Guarantors agree that they shall provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the Patriot Act.

SECTION 11.16.     Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

THE NEW HOME COMPANY INC.

/s/ John M. Stephens
Name:	John M. Stephens
Its:	Chief Financial Officer

GUARANTORS:

TNHC REALTY AND CONSTRUCTION INC.
THE NEW HOME COMPANY SOUTHERN CALIFORNIA LLC
THE NEW HOME COMPANY NORTHERN CALIFORNIA LLC
TNHC LAND COMPANY LLC
TNHC ARIZONA LLC
TNHC ARIZONA MARKETING LLC
TNHC SAN JUAN LLC
TNHC-SANTA CLARITA GP LLC
LR8 INVESTORS, LLC
LR8 OWNER, LLC
TNHC-CALABASAS GP LLC
TNHC GROVE INVESTMENT LLC
TNHC CANYON OAKS LLC
TNHC-ARANTINE GP LLC
DMB/TNHC LLC
LARKSPUR LAND 8 OWNER, LLC
LARKSPUR LAND 8 INVESTORS, LLC
TNHC TIDELANDS LLC
TNHC HOLDINGS 1 LLC
TNHC HOLDINGS LLC

/s/ John M. Stephens
Name:	John M. Stephens
Its:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Donald T. Hurrelbrink
Name:	Donald T. Hurrelbrink
Title:	Vice President

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO INITIAL SECURITIES

1.     Definitions

1.1     Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Initial Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“IAI” means an institutional “accredited investor,” as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, BNP Paribas Securities Corp., CIBC World Markets Corp. and Zelman Partners LLC and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Initial Securities” means $250,000,000 aggregate principal amount of 7.250% Senior Notes due 2025 issued on the Issue Date.

“Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated October 14, 2020, among the Company, the guarantors party thereto and J.P. Morgan Securities LLC, as representative of the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities and the Additional Securities, if any, treated as a single class.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor Person thereto, and shall initially be the Trustee.

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2     Other Definitions

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Securities”	2.1(a)
“Permanent Regulation S Global Security”	2.1(a)
“IAI Global Security”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Security”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Security”	2.1(a)
“Temporary Regulation S Global Security”	2.1(a)

2.     The Securities.

2.1     (a)  Form and Dating. The Initial Securities will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”); Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the “Temporary Regulation S Global Security”); and Securities subsequently resold to IAIs shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “IAI Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security, a permanent global security (the “Permanent Regulation S Global Security”, and together with the Temporary Regulation S Global Security, the “Regulation S Global Security”) or any other Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security, the IAI Global Security or the Permanent Regulation S Global Security only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Security, certification that the interest in the Temporary Regulation S Global Security is being transferred to an institutional “accredited investor” under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of an institutional accredited investor.

Beneficial interests in Temporary Regulation S Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Security first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Security is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the IAI Global Security first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the IAI Global Security is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Rule 144A Global Security first delivers to the trustee a written certificate (substantially in the form of Exhibit B) to the effect that the beneficial interest in the Rule 144A Global Security is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1), (2), (3) and (7) under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (b) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Security, the IAI Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)     Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)     Definitive Securities. Except as provided in this Section 2.1 or Sections 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2     Authentication.  The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $250,000,000 7.250% Senior Notes Due 2025 and (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of this Indenture, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of this Indenture, shall certify that such issuance is in compliance with Section 4.03 of this Indenture.

2.3     Transfer and Exchange.

(a)     Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x)	to register the transfer of such Definitive Securities; or

(y)	to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)      if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)     if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C)     if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b)     Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)     certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

(ii)     written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, the IAI Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global

Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

(c)     Transfer and Exchange of Global Securities.

(i)     The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii)     If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)      Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)     In the event that Global Security is exchanged for Definitive Securities to Section 2.4 of this Appendix, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)     Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security), or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e)     Legend.

(i)     Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WERE THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM $250,000 PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION

AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)     Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(f)     Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g)     No Obligation of the Trustee.

(i)     The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4     Definitive Securities.

(a)     A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b)     Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any greater integral multiple of $1,000 thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit A hereto.

(c)     Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d)     In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

EXHIBIT A

to
RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

The Security has not been registered under the securities act of 1933, as amended (the “Securities act”), or the Securities laws of any state or other jurisdiction. neither this security nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration or unless such transaction is EXEMPT from, or not subject to, SUCH registration. the holder of this security, by its acceptance hereof, agrees on its own behalf and on behalf of any investor account for which it has purchased securities, to offer, sell or otherwise transfer such security, prior to the date (the “Resale Restriction termination Date”) that is [in the case of rule 144a AND IAI notes: one year after the later of the original issue date hereof, the original issue date of the issuance of any additional notes and the last date on which the company or any affiliate of the company were the owner of this security (or any predecessor of such security),] [in the case of regulation S notes: 40 days after the later of the original issue date hereof, the original issue date of the issuance of any additional notes and the date on which this security (or any predecessor of such security) was first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on regulation S], only (A) to the Company or any SUBSIDIARY thereof, (b) pursuant to a Registration Statement that has been declared effective under the securities act, (c) for so long as securities are eligible for resale pursuant to rule 144A under the securities act (“Rule 144a”), to a person it reasonably believes is a “Qualified Institutional Buyer” as defined in Rule 144A that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on rule 144a, (d) pursuant to offers and sales to non-u.S. persons that occur outside the united states within the meaning of regulation S under the securities Act, (e) to an institutional “Accredited investor” WITHIN The meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not a qualified institutional Buyer and that is purchasing for its own account or for the account of another institutional accredited investor, in each case in a minimum $250,000 principal amount of securities or (f) pursuant to another available exemption from the registration requirements of the securities act, subject to the company’s and the trustee’s right prior to any such offer, sale or transfer pursuant to clauses (c), (d), (e) or (f) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them. This legend will be removed upon the request of the HOLDER after the resale restriction termination date. [in the case of regulation S notes: By its acquisition hereof, the holder hereof represents that it is not a u.s. person nor is it purchasing for the account of a u.s. person and is acquiring this security in an offshore transaction in accordance with regulation s under the securities act.]

[Temporary Regulation S Global Security Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE

(IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.	$

7.250% Senior Notes Due 2025

The New Home Company Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $                     Dollars on October 15, 2025.

Interest Payment Dates: April 15 and October 15.

Record Dates: April 1 and October 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated: ___________

THE NEW HOME COMPANY INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Securities referred to in the Indenture
By

Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

7.250% Senior Note Due 2025

1.	Interest

The New Home Company Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year, commencing April 15, 2021. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate that is equal to the then applicable interest rate on the Securities, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company at least ten Business Days prior to the applicable payment date, the Company will make all payments on such Holder’s Securities in accordance with those instructions. Otherwise, payments on the Securities will be made at the office or agency of the Paying Agent and Registrar for the Securities within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

3.	Paying Agent and Registrar

U.S. Bank National Association (the “Trustee”) will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company may act as Paying Agent or Registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of October 28, 2020 (as it may be amended or supplemented from time to time, the “Indenture”), among the Company, the Guarantors from time to time party thereto and the Trustee. The Indenture is not qualified under the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended from time to time (the “Act”), and the provisions of the Act that would otherwise be made part of the Indenture will not be included in the Indenture unless expressly included therein. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date and any Additional Securities will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase; provided that in the event that any Additional Securities are not fungible with the Securities then outstanding for U.S. federal income tax purposes, such Additional Securities will be issued as a separate series under the Indenture and will have a separate CUSIP number and ISIN from the Securities then outstanding.

The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness or issue certain equity interests; pay dividends or distributions on, or redeem or repurchase capital stock; make certain investments; engage in transactions with affiliates; incur liens; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications set forth in the Indenture.

5.	Optional Redemption

Except as set forth below, the Company will not be entitled to redeem the Securities at its option.

On and after October 15, 2022, the Company will be entitled, at its option, to redeem all or a portion of the Securities at the redemption prices (expressed in percentages of principal amount on the redemption date) set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period, commencing on October 15 of the years set forth below:

Period	Redemption Price
2022	103.625%
2023	101.813%
2024	100.000%

In addition, any time prior to October 15, 2022, the Company will be entitled, at its option, on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 107.250%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with cash up to an amount equal to the net cash proceeds from one or more Equity Offerings (in each case, other than Excluded Contributions); provided, however, that (1) at least 60% of the aggregate principal amount of Securities originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (with Securities held, directly or indirectly, by the Company or its Affiliates being deemed to be not outstanding for purposes of such calculation); and (2) each such redemption occurs prior to 120 days after the date of the closing of the related Equity Offering.

Prior to October 15, 2022, the Company will be entitled, at its option, to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities, plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

On and after the date of redemption, interest will cease to accrue on the Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent (or, if the Company is the Paying Agent, has segregated and holds in trust) funds in satisfaction of the redemption price (including accrued and unpaid interest on the Securities to be redeemed) pursuant to the Indenture.

6.	Notice of Redemption

Notice of redemption shall be mailed by first-class mail at least 15 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address (or otherwise delivered in accordance with the applicable procedures of the Depositary), except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with the provisions of the Indenture. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.	Put Provisions

Upon a Change of Control Triggering Event, subject to certain exceptions set forth in the Indenture, each Holder shall have the right to require that the Company repurchases such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

8.	Guarantee

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

9.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities only in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Company, the Registrar is not required (1) to register the transfer of or exchange any Security selected for redemption, (2) to register the transfer of or exchange any Security for a period of 15 days before a selection of Security to be redeemed or (3) to register the transfer or exchange of a Security between a record date and the next succeeding interest payment date.

10.	Persons Deemed Owners

The registered Holder of this Security will be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations or a combination thereof for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture, the Security Guarantees or the Securities to cure any ambiguity, defect or inconsistency, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders in the case of a merger or acquisition, or to release any Guarantor from any of its obligations under its Security Guarantee or the Indenture (to the extent permitted by the Indenture), or to make any change that would provide any additional rights or benefits (including the addition of collateral) to the holders of Securities or that does not adversely affect in any material respect the legal rights under the indenture of any such holder, or to comply with SEC rules and regulations or changes to applicable law, or to conform the text of the Indenture, the Security Guarantees or the Securities to any provision of the “Description of the Notes” section of the Offering Memorandum, or to provide for the issuance of Additional Securities in accordance with the limitations set forth in the Indenture as of the Issue Date, or to allow any Guarantor to execute a supplemental indenture or a Security Guarantee with respect to the Securities, or to comply with the rules of any applicable securities depository.

14.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal or premium on any of the Securities when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon declaration of acceleration or otherwise; (c) failure by the Company to comply with other agreements and covenants in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $20,000,000; (e) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $20,000,000; and (g) certain defaults with respect to Security Guarantees of any Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest or a Default in complying with Section 5.01 of the Indenture) if it determines that withholding notice is in the interest of the Holders.

15.	Trustee Dealings with the Company

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor will have any liability for any obligations of the Company under the Securities or the Indenture or of any Guarantor under its Security Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees. This waiver may not be effective to waive liabilities under the federal securities laws.

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge to the Security holder a copy of the Indenture. Requests may be made to:

The New Home Company Inc.
85 Enterprise, Suite 450
Aliso Viejo, California 92656
Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

__________________________________________________________________

(Print or type assignee’s name, address and zip code)

__________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)     ☐     to the Company; or

(2)     ☐     pursuant to an effective registration statement under the Securities Act of 1933; or

(3)     ☐     to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)     ☐     outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)     ☐     to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 that has furnished to the Trustee a signed letter in the form of Exhibit C to the Indenture containing certain representations and agreements; or

(6)     ☐     pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by
an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Sections 4.06 or 4.09 of the Indenture, check the box: ☐

☐ If you want to elect to have only part of this Security purchased by the Company pursuant to Sections 4.06 or 4.09 of the Indenture, state the amount in principal amount: $____________

Dated:		Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

to

RULE 144A/REGULATION S APPENDIX

Form of
Transferee Letter of Representation

The New Home Company Inc.

In care of
U.S. Bank National Association
[          ]
[          ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[     ] principal amount of the 7.250% Senior Notes due 2025 (the “Securities”) of The New Home Company Inc. (with its successors and assigns, the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:______________________

Taxpayer ID Number:____________

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:______________________,

     by:___________________________

Exhibit C

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, on a senior unsecured basis, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of October 28, 2020 (the “Indenture”), among The New Home Company Inc., a Delaware corporation (together with its successors and assigns, the “Company”), the Guarantors from time to time party thereto and U.S. Bank National Association, as Trustee, (a) the due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Securities, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest, if any, on, the Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Security Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Security Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

GUARANTORS:

TNHC REALTY AND CONSTRUCTION INC.
THE NEW HOME COMPANY SOUTHERN CALIFORNIA LLC
THE NEW HOME COMPANY NORTHERN CALIFORNIA LLC
TNHC LAND COMPANY LLC
TNHC ARIZONA LLC
TNHC ARIZONA MARKETING LLC
TNHC SAN JUAN LLC
TNHC-SANTA CLARITA GP LLC
LR8 INVESTORS, LLC
LR8 OWNER, LLC
TNHC-CALABASAS GP LLC
TNHC GROVE INVESTMENT LLC
TNHC CANYON OAKS LLC
TNHC-ARANTINE GP LLC
DMB/TNHC LLC
LARKSPUR LAND 8 OWNER, LLC
LARKSPUR LAND 8 INVESTORS, LLC
TNHC TIDELANDS LLC
TNHC HOLDINGS 1 LLC
TNHC HOLDINGS LLC

Name:	John M. Stephens
Its:	Chief Financial Officer